UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CytoDyn Inc.

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CYTODYN INC.

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

September 1, 2020

Dear Stockholder:

You are cordially invited to attend an Annual Meeting of Stockholders of CytoDyn Inc. (the “Company”) to be held at 9:30 a.m., Pacific Time, on Wednesday, September 30, 2020. In light of public health concerns relating to the coronavirus pandemic, the Annual Meeting will be held in a virtual meeting format only at: http://www.meetingcenter.io/251330521.

Matters to be presented for action at the meeting include (i) the election of five directors to our Board of Directors, (ii) approval of our amended and restated 2012 Equity Incentive Plan, (iii) ratification of the selection of our auditors, and (iv) a non-binding advisory vote on our executive compensation. We will also act on such other business as may properly come before the meeting or any adjournment or postponement thereof.

We are encouraged about the future of our Company and we look forward to your participation in our virtual Annual Meeting. Whether or not you can virtually attend the meeting, it is important that you sign, date and return your proxy, or submit your proxy by telephone or Internet, as instructed on the enclosed proxy card.

Sincerely,

Nader Z. Pourhassan, Ph.D.
President and Chief Executive Officer

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(833) 814-9456

CYTODYN INC.

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

September 30, 2020

To the Stockholders of CytoDyn Inc:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of CytoDyn Inc., a Delaware corporation (the “Company”), to be held on Wednesday, September 30, 2020, at 9:30 a.m., Pacific Time. In light of public health concerns relating to the coronavirus pandemic, the Annual Meeting will be held in a virtual meeting format only at http://www.meetingcenter.io/251330521. Stockholders will not be able to attend the Annual Meeting in person.

The accompanying Proxy Statement includes instructions on how to access the virtual Annual Meeting and how to listen, vote, and submit questions from home or any remote location with Internet connectivity. At the Annual Meeting, we will consider and vote upon the following items:

1.	Election of five (5) directors;

2.	Approval of the CytoDyn Inc. Amended and Restated 2012 Equity Incentive Plan;

3.	Ratification of the selection of Warren Averett, LLC as our independent registered public accounting firm for the fiscal year ending May 31, 2021;

4.	A non-binding advisory vote to approve our executive compensation; and

5.	The transaction of any other business as may properly come before the Annual Meeting or any postponements or adjustments thereof.

Only stockholders of record at the close of business on August 14, 2020, will be entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

You are cordially invited to participate in the Annual Meeting. Whether or not you expect to participate in the Annual Meeting, please sign and date the accompanying form of proxy and return it promptly in the enclosed postage-paid envelope, or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card to avoid the expense of further solicitation. Even if you have voted by proxy, you may still vote online if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. Only stockholders of record at the close of business on the record date may vote at the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company recommends that you vote “FOR” each of the proposals set forth above.

This notice is being mailed to all stockholders of record entitled to vote at the Annual Meeting on or about September 1, 2020.

By Order of the Board of Directors

Arian Colachis, Corporate Secretary

Vancouver, Washington
September 1, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON SEPTEMBER 30, 2020:

This Proxy Statement and our Annual Report on Form 10-K for the year ended May 31, 2020 is available at www.cytodyn.com.

CYTODYN INC.

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CytoDyn Inc., a Delaware corporation (“CytoDyn” or the “Company”), to be voted at the Annual Meeting of Stockholders to be held on September 30, 2020 (the “Annual Meeting”) at 9:30 a.m., Pacific Time, in a virtual meeting format, and any postponements or adjournments thereof. The proxy statement and accompanying form of proxy were first mailed to stockholders on or about September 1, 2020.

VOTING, REVOCATION, AND SOLICITATION OF PROXIES

Solicitation of Proxies. The enclosed proxy is solicited by and on behalf of the Board, with the cost of solicitation borne by the Company. Solicitation may also be made by our directors and officers without additional compensation for such services. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by telephone or otherwise.

We have also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors LLC will receive a fee of $8,000, plus approved and reasonable out of pocket expenses, for its services for the solicitation of the proxies. We have also agreed to indemnify Alliance Advisors LLC against certain claims.

Voting. You may submit a proxy to have your shares of common stock, par value $0.001 per share (“Common Stock”), voted at the Annual Meeting in one of three ways: (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid envelope; (ii) calling toll-free at the telephone number indicated on the enclosed proxy card; or (iii) using the Internet in accordance with the instructions set forth on the enclosed proxy card. When a proxy is properly returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the proxies will be counted for purposes of determining whether or not a quorum is present, and will be voted FOR the election of all nominees for director, as well as “FOR” Proposals 2, 3 and 4. If a stockholder of record participates in the Annual Meeting, he or she may vote online during the virtual Annual Meeting.

Participation in virtual Annual Meeting. Any stockholder who wishes to participate in the Annual Meeting via remote communication should follow the instructions below to access the virtual meeting at http://www.meetingcenter.io/251330521, meeting password: CYDY2020.

Stockholders of record as of the close of business on August 14, 2020 may participate in the meeting as a “Stockholder” or as a “Guest.” If you were a stockholder and have your control number, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered stockholders, the control number can be found on your proxy card or notice, or email you previously received. If you do not have your control number, you may attend as a guest (non-stockholder) but will not have the option to vote your shares or ask questions at the virtual meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your CytoDyn Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as

“Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on September 28, 2020. You will receive a confirmation email from Computershare of your registration.

Requests for registration should be directed to Computershare at the following address:

By email:    Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By USPS:

Computershare

CytoDyn Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

If you do not have your control number, you may attend as a guest (non-stockholder) but will not have the option to vote your shares or ask questions at the virtual meeting.

Whether or not you plan to attend the virtual Annual Meeting, the Board of Directors urges you to vote in advance of the Annual Meeting by one of the methods described in the Proxy Statement.

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. Under Delaware law and our Amended and Restated Bylaws (our “Bylaws”), abstentions and broker non-votes are not counted as votes cast on an item and therefore will not affect the outcome of any proposal presented in this proxy statement.

If you have additional questions, need assistance in submitting your proxy or voting your shares of Common Stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Alliance Advisors LLC at:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(833) 814-9456

Revocation of Proxies. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by submitting a later-dated proxy prior to a vote being taken at the Annual Meeting. Participation at the Annual Meeting alone may not be sufficient to revoke a previously submitted proxy. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to revoke previously submitted instructions relating to your shares.

OUTSTANDING VOTING SECURITIES AND QUORUM

Stockholders of record as of the close of business on August 14, 2020, are entitled to one vote at the Annual Meeting for each share of Common Stock of the Company then held by each stockholder. As of that date, we had 569,068,294 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes, if any, will be considered present for purposes of determining the presence of a quorum at the Annual Meeting.

VOTES REQUIRED

Pursuant to the General Corporation Law of the State of Delaware and our Bylaws, the five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected, provided that a quorum is present at the Annual Meeting. Proposals 2, 3 and 4 will be approved if a quorum exists and the votes cast “for” the proposal exceed the votes cast “against” the Proposal.

SUMMARY TERM SHEET

The following is only a summary of certain material information contained in this document. You should carefully review this entire document along with the exhibits and appendix attached hereto to understand the proposals fully.

•

Time and Place of Annual Meeting (See cover page, Notice of Annual Meeting of Stockholders): Wednesday, September 30, 2020 at 9:30 a.m., Pacific Time, in virtual format only, at http://www.meetingcenter.io/251330521, meeting password: CYDY2020.

•	Record Date (See page 1): You can vote at the Annual Meeting if you owned Common Stock of CytoDyn Inc. at the close of business on August 14, 2020.

•

Proposals to be Voted on (See Notice of Annual Meeting of Stockholders): Matters to be presented for action at the meeting include (i) the election of five directors, (ii) approval of an Amended and Restated 2012 Equity Incentive Plan, (iii) ratification of the selection of our auditors, and (iv) a non-binding advisory vote to approve executive compensation.

•

Reasons for the Amended and Restated 2012 Equity Incentive Plan (See page 12): The primary reasons for amending and restating our 2012 Equity Incentive Plan are to increase the number of shares of common stock authorized for issuance under the 2012 Plan by 25,000,000 shares, to add an evergreen renewal provision to the 2012 Plan, and to extend the term of the 2012 Plan to September 30, 2030. Other amendments reflected in the Amended and Restated 2012 Plan include a limit on nonemployee director awards and incentive stock option awards, and certain technical and clarification changes.

•

Effect of Approving the Amended and Restated 2012 Equity Incentive Plan (See page 11): If the Amended and Restated 2012 Equity Incentive Plan is approved, the total number of shares of Common Stock available for grant under the Plan will be increased from 25,000,000 shares to 50,000,000 shares, the number of shares available to be issued under the Plan will be increased each fiscal year in an amount equal to 1% of the total outstanding shares on the last day of our prior fiscal year, and the term of our plan will be extended for an additional ten years.

•

Effect of Not Approving the Amended and Restated 2012 Equity Incentive Plan (See page 12): If the Amended and Restated 2012 Equity Incentive Plan fails to obtain the vote required for approval, our existing 2012 Equity Incentive Plan will remain in place, and the number of shares reserved for future issuance under the 2012 Equity Incentive Plan will remain at 25,000,000. We currently have 800,897 shares available for issuance under our 2012 Equity Incentive Plan, which is not sufficient to cover the grants we have already made to our executive officers and non-employee directors for fiscal year-end 2021, nor will it be sufficient to cover grants we need to make to our employees and new hires in the future. In the event this proposal fails to obtain the vote required for approval, the Company will be limited in its ability to provide equity incentive compensation to current and future employees or board members and, as a result, we may not be able to retain current employees or attract new employees or board members.

•

Recommendation of the Board (See pages Notice of Annual Meeting of Stockholder, 5, 19, 32, 33): The Board recommends that you vote FOR the election of all nominees for director, as well as FOR Proposals 2, 3 and 4.

•

Vote Required (See page 3): Pursuant to the General Corporation Law of the State of Delaware and our Bylaws, the five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected, provided that a quorum is present at the Annual Meeting. Pursuant to the General Corporation Law of the State of Delaware, Proposals 2, 3 and 4 will be approved if a quorum exists and the votes cast “for” the proposal exceed the votes cast “against” the Proposal.

•

How to Vote Your Shares (See page 1): Complete, date and sign the enclosed proxy card and mail it in the enclosed return envelope, or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card, as soon as possible, so that your shares may be represented at the Annual Meeting. In order to assure that your vote is obtained, please submit your proxy even if you currently plan to participate in the virtual Annual Meeting as a Stockholder.

•

How to Revoke Your Proxy (See page 2): Proxies may be revoked by written notice delivered mailed to the Secretary of the Company or by submitting a later-dated proxy prior to a vote being taken at the Annual Meeting. Participation at the Annual Meeting alone may not be sufficient to revoke a previously submitted proxy. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to revoke previously submitted instructions relating to your shares.

•

Voting of Shares Held in “Street Name” (See page 2): Your broker is permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but is not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

•	Whom You Should Call with Questions: If you have further questions, you may contact our proxy solicitor, Alliance Advisors LLC at:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(833) 814-9456

PROPOSAL 1—ELECTION OF DIRECTORS

Under our Certificate of Incorporation and Bylaws, the Board is authorized to set the number of directors of the Company. The number of directors that currently constitutes the Board is six. At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated for election at the Annual Meeting existing directors Scott A. Kelly, M.D., Nader Z. Pourhassan, Ph.D., Jordan G. Naydenov, Alan P. Timmins and Samir R. Patel, M.D., each to hold office for a term expiring at next year’s Annual Meeting.

Current director David F. Welch, Ph.D. has elected not to stand for re-election at the Annual Meeting and his term will end immediately following our Annual Meeting. Effective immediately following our Annual Meeting, the number of directors of our Board will be reduced to five members. However, the Nominating and Corporate Governance Committee is actively involved in identifying additional individuals who meet the qualifications of the committee and would qualify as independent directors.

During periods between annual stockholder meetings, vacancies on the Board, including vacancies resulting from an increase in the number of positions, may be filled by the Board for a term ending with the next Annual Meeting of stockholders and when a successor is duly elected and qualified.

The five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected, provided that a quorum is present at the Annual Meeting. Stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from the directors as a group, or from any individual nominee. Shares that are not represented at the Annual Meeting, shares that are withheld and broker non-votes, if applicable, will have no effect on the outcome of the election.

The Board recommends that stockholders vote “FOR” each of the nominees named below to serve as a director. If for some unforeseen reason a nominee should become unavailable for election, the proxy may be voted for the election of such substitute nominee as may be designated by the Board.

The following table sets forth information with respect to each person who is nominated for election as a director, including their current principal occupation or employment and age as of September 1, 2020.

The experience, qualifications, attributes and skills of each nominee, including his business experience during the past five years, are described below:

Name	Age	Principal Occupation
Scott A. Kelly, M.D.	50	Chairman of the Board, Chief Medical Officer, Head of Business Development
Nader Z. Pourhassan, Ph.D.	57	President and Chief Executive Officer
Jordan G. Naydenov	60	Vice President and Treasurer of Milara, Inc.
Alan P. Timmins	60	Retired; Former Vice President for Financial Affairs at the University of Portland
Samir R. Patel, M.D.	51	Co-Founder and Former CEO of SPEC Pharma, LLC

Scott A. Kelly, M.D. Dr. Kelly has been a director since April 2017 and the Chairman of the Board since December 2018. Dr. Kelly was named to the non-executive position of Chief Science Officer of the Company in July 2019, and was appointed Chief Medical Officer and Head of Business Development in April 2020. Prior to leaving clinical medicine to focus on CytoDyn, Dr. Kelly served at Atlanta-based Resurgens Orthopaedics since 2002, including as Director of the Safety Council since 2013 and as Medical Director of the Resurgens Orthopaedics’ Spine Center since 2007. Dr. Kelly is a fellow of the American Board of Physical Medicine and Rehabilitation and a diplomate of the American Academy of Physical Medicine and Rehabilitation. Dr. Kelly also is a member of the Spine Intervention Society, Georgia Society of Interventional Spine Physicians, and American Academy of Physical Medicine and Rehabilitation. Dr. Kelly has received numerous honors including being named as America’s Best Physicians in 2016 and 2017 by The National Consumer Advisory Board, “Top Doctor” in 2015, 2016 and 2017 by Castle Connolly, and “Top Doctor” by Atlanta Magazine in 2016. Dr. Kelly is the author of What I’ve Learned from You: The Lessons of Life Taught to a Doctor by His Patients. Dr. Kelly received his B.A. in Psychology from Emory University, his medical doctorate from Medical College of Georgia and completed his medical residency at Emory University. Dr. Kelly brings extensive patient treatment and a deep knowledge of life sciences to the Board.

Nader Z. Pourhassan, Ph.D. Dr. Pourhassan was appointed President and Chief Executive Officer of the Company in December 2012, following his service as interim President and Chief Executive Officer for the preceding three months, and was appointed as a director in September 2012. Dr. Pourhassan was employed by the Company as the Company’s Chief Operating Officer from May 2008 until June 30, 2011, at which time Dr. Pourhassan accepted a position as Managing Director of Business Development. Before joining the Company, Dr. Pourhassan was an instructor of college-level engineering at The Center for Advanced Learning, a charter school in Gresham, Oregon, from June 2005 through December 2007. Dr. Pourhassan immigrated to the United States in 1977 and became a U.S. citizen in 1991. He received his B.S. degree from Utah State University in 1985, his M.S. degree from Brigham Young University in 1990 and his Ph.D. from the University of Utah in 1998, in each case in Mechanical Engineering. Dr. Pourhassan brings to the Board his deep knowledge of the Company’s operations and industry. He also contributes his business, leadership, management and capital raising experience.

Jordan G. Naydenov. Mr. Naydenov has been a director since June 2009. Since 2001, he has served as Vice President and a director of Milara, Inc. and was appointed as Treasurer of Milara, Inc., and a director of Milara International, in 2006. Milara Inc. and Milara International develop, manufacture and service manual and fully robotic wafer printing/bumping systems, as well as mechanical and electrical engineering design services. Mr. Naydenov also founded a natural health care product Company, Pure Care Pro LLC, in 2017. Mr. Naydenov brings leadership skills and significant management experience to the Board.

Alan P. Timmins. Mr. Timmins was appointed as a director in January 2020. Prior to retiring in July 2020, Mr. Timmins was the Vice President for Financial Affairs at the University of Portland, a position he has held since 2011. Prior to joining the University of Portland, he served for 16 years in various positions including President, Executive Vice President, Chief Operating Officer and Chief Financial Officer of Sarepta Therapeutics, Inc., a publicly traded life sciences technology Company focused on precision genetic medicine. His leadership and drive contributed to a period of significant growth and he led several of the Company’s strategic, financing, M&A and out-licensing activities. Earlier in his career, Mr. Timmins was a Senior Manager at PricewaterhouseCoopers LLP (PwC) in the audit practice. Mr. Timmins has also served as a member of boards of directors and as a volunteer for several public, private and not-for-profit companies, providing support in the areas of finance, business development, strategy, operations management and career planning, as well as doing guest lectures and seminars for area graduate and undergraduate students. Mr. Timmins holds a B.B.A. degree from the University of Portland and a M.B.A. from Stanford University. Mr. Timmins brings a wealth of financial and operations experience to CytoDyn’s board.

Samir R. Patel, M.D. Dr. Patel was appointed as a director in April 2020. Dr. Patel is an active biotech entrepreneur, co-founder, principal and former CEO from 2003 to 2010 of SPEC Pharma, LLC, a consultant for GE Global Research, which specializes in injectable therapies with complex manufacturing, co-founder and CEO since 2011 of Digital Therapeutics, LLC, a Company investigating therapies for severe rheumatologic conditions, and since 2017 principal of PranaBio Investments, LLC, which provides strategic advisory services for small cap biotechnology companies. From 2006 to 2011, Dr. Patel was Medical Director at Centocor, Inc., (now Janssen Biotech, Inc.) a Johnson & Johnson Company, and served on the Board of Directors and a member of the Nominating and Governance and Compensation Committees of Rezolute, Inc. (RZLT) (f/k/a AntriaBio) from August 2017 until his resignation in January 2019 in connection with a change of control of the Company. Dr. Patel is board certified in rheumatology and was in medical practice in Austin, Texas prior to joining Centocor. Dr. Patel received his BS in Biology from University of Cincinnati, Doctor of Medicine from Medical College of Ohio, and completed his internal medicine internship and residency, as well as rheumatology fellowship at University of New Mexico School of Medicine Affiliated Hospitals.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held 23 meetings and approved 13 Unanimous Written Consents during its fiscal year ended May 31, 2020. During fiscal year 2020, each current director attended at least 75 percent of the total number of the meetings of the Board and the meetings held by each committee of the Board on which they served during their tenure on such committee or the Board. At each regularly scheduled quarterly Board meeting, our non-employee directors met in executive session without management present.

It is our policy that our Board members attend our Annual Meeting of stockholders. At our 2019 Annual Meeting held on September 12, 2019, all Board members were present in person at the Annual Meeting.

Board Leadership Structure

Our Board is currently chaired by Dr. Scott Kelly, who also serves as our Chief Medical Officer and Head of Business Development. Dr. Kelly has held the position of Board Chairman since December 2018. The Board believes its current Board leadership structure, which reflects the separation of the Chairman and Chief Executive Officer positions, but maintains a member of management in the Chairman position, serves the best interests of the Company and its stockholders. The Board believes that the manner in which it oversees risk management at the Company has not affected its leadership structure.

The Board’s Role in Risk Oversight

Our management is responsible for identifying, assessing and managing the material risks we face. The Board generally oversees risk management practices and processes and, either as a whole or through the Audit Committee and other board committees, periodically discusses with management strategic and financial risks associated with our operations, their potential impact on us, and the steps taken to manage these risks.

While the Board is ultimately responsible for risk oversight, the Board’s committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risks and discusses with management and our independent registered public accounting firm our policies and practices with respect to risks and particular areas of risk exposure. The Nominating and Governance Committee oversees recruitment of potential director nominees and succession planning for our executive positions. The Compensation Committee monitors our incentive compensation programs to assure that management is not encouraged to take actions involving excessive risk.

Code of Ethics

We have adopted a Code of Ethics, as well as a Code of Business Conduct and an Insider Trading Policy. Copies of these governing documents, as well as the committee charters described below, are available on our website at www.cytodyn.com.

Director Independence

We are not a “listed issuer” as that term is used in Regulation S-K Item 407 adopted by the Securities and Exchange Commission (the “SEC”). However, in determining director independence, we use the definition of independence in Rule 5605(a)(2) and rule 5605(c)(2) of the listing standards of The Nasdaq Stock Market (the “NASDAQ Rules”).

The Board has determined that Messrs. Naydenov, Timmins and Patel, and former director Dr. Welch are independent under the NASDAQ Rules in that each is not, and has not been, an executive officer or employee and does not otherwise have a relationship which, in the opinion of the Board, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director.

Audit Committee

The Audit Committee Charter was adopted by the Board and became effective on November 2, 2011, and was subsequently updated on February 21, 2017. The primary role of the Audit Committee is to oversee the Company’s financial reporting and disclosure process. The Audit Committee is responsible for overseeing the work done by our independent auditors and reviewing and discussing with management and the independent auditors the adequacy and effectiveness of our financial reporting process, the annual audited financial statements, and the results of the annual audit. The Audit Committee is also responsible for reviewing and approving in advance all contemplated related-party transactions such as those described under “Related Person Transactions” below. The Audit Committee held four meetings during fiscal year 2020 to review our financial statements with the auditors following the end of each fiscal quarter prior to their inclusion in reports filed with the SEC.

Our Audit Committee currently consists of independent directors Mr. Naydenov and Mr. Timmins, Chair.

At the beginning of our 2020 fiscal year, the Audit Committee consisted of Dr. Kelly and former directors Gregory A. Gould and Carl C. Dockery. During fiscal year 2019, the Board found that Mr. Dockery and Dr. Kelly were not independent under the additional requirements of the NASDAQ Rules applicable specifically to members of the Audit Committee. Accordingly, Mr. Dockery and Dr. Kelly resigned from the Audit Committee, and Mr. Naydenov, who is independent under such additional requirements, was appointed to the Audit Committee on July 25, 2019.

Mr. Gould resigned from the Board on August 12, 2019, at which time Mr. Klump resumed his role as Chair of the Audit Committee with Mr. Naydenov. Mr. Klump served as Chair until January 15, 2020, when he resigned from the Board. Mr. Timmins joined the Board on January 18, 2020 and was appointed Chair of the Audit Committee.

The Board has determined that each current member of the Audit Committee is financially sophisticated under the current listing standards of the Nasdaq. The Board has also determined that Mr. Timmins is an “audit committee financial expert” as defined in Regulation S-K Item 407(d)(5)(ii) adopted by the SEC. All current members of the Audit Committee are considered independent because they satisfy the independence requirements for board members prescribed by the NASDAQ Rules, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Compensation Committee

The Compensation Committee Charter was adopted by the Board in October 2012 and was updated on May 29, 2014, February 21, 2017, and May 17, 2018. The Compensation Committee reviews and approves our overall compensation philosophy and determines base salaries and other forms of compensation to be paid to executive officers, including decisions as to cash incentive compensation, grants of options and other stock-based awards. The Compensation Committee is also responsible for making recommendations to the Board with respect to new compensation plans, including incentive compensation plans and equity-based plans. The Compensation Committee held six meetings and approved two Unanimous Written Consents during fiscal year 2020.

Our Compensation Committee currently consists of independent directors Mr. Naydenov and Dr. Welch, Chair.

At the beginning of our 2020 fiscal year, the Compensation Committee consisted of Dr. Kelly, Chair, Mr. Naydenov and former directors Messrs. Dockery and Gould. During fiscal year 2020, the Board determined that Dr. Kelly was not independent under the NASDAQ Rules. Accordingly, Dr. Kelly resigned from the Compensation Committee on July 25, 2019. Mr. Gould resigned from the Board on August 12, 2019, and Mr. Dockery resigned from the Compensation Committee on September 12, 2019, at the expiration of his term as a Director. Dr. Welch, who was appointed to the Board effective January 10, 2019, assumed the position as Chair of the Compensation Committee.

The Board has reviewed the source of compensation received by each director currently serving on the Compensation Committee and determined that no director receives compensation from any person or entity that would impair his or her ability to make independent judgments about our Company’s executive compensation. The Board has also reviewed all affiliations the directors currently serving on the Compensation Committee have with our Company and its subsidiaries and affiliates and determined that there is no such relationship that would impair his ability to make independent judgments about our Company’s executive compensation.

Nominating and Governance Committee

Our Nominating and Governance Committee Charter was adopted by the Board on October 26, 2012, and was subsequently updated on February 21, 2017 and February 19, 2018. The Nominating and Governance Committee identifies individuals qualified to become members of the Board, makes recommendations to the Board with regard to the size and composition of the Board and committees thereof, and evaluates the Board and its members. The Nominating and Governance Committee also assists the Board in developing succession and continuity plans for principal officer positions. The Nominating and Governance Committee held one meeting during fiscal year 2020.

The members of the Nominating and Governance Committee are currently Mr. Naydenov and Dr. Patel, Chair.

At the beginning of our 2020 fiscal year, the Nominating and Governance Committee consisted of Mr. Naydenov, former directors Messrs. Dockery and Gould and Dr. Kelly. During fiscal year 2020, the Board determined that Dr. Kelly was not independent under the NASDAQ Rules. Accordingly, Dr. Kelly resigned from the Nominating and Governance Committee on July 25, 2020. Mr. Gould resigned from the Board on August 12, 2019. Mr. Dockery resigned from the Nominating and Governance Committee on September 12, 2020, and Dr. Welch assumed his role, along with Mr. Klump and Mr. Naydenov, as Chair. Mr. Klump resigned from the Board on January 15, 2020. On May 27, 2020, Dr. Welch stepped down from the Nominating and Governance Committee, and Dr. Patel joined and was named Chair of the Nominating and Governance Committee.

The Nominating and Governance Committee does not have any specific, minimum qualifications for director candidates. In evaluating potential director nominees, the Nominating and Governance Committee will consider among other factors:

•	demonstration of ethical behavior;

•	positions of leadership that demonstrate the ability to exercise sound judgment in a wide variety of matters;

•	the candidate’s ability to commit sufficient time to the position;

•	the candidate’s understanding of our business and operations;

•	the need to satisfy independence requirements relating to Board composition.

The Nominating and Governance Committee relies on annual evaluations of the Board in determining whether to recommend nomination of current directors for re-election. The Nominating and Governance Committee has not hired a third-party search firm to date, but has the authority to do so if it deems such action to be appropriate.

The Nominating and Governance Committee has a policy for considering diversity in identifying nominees for director. The Nominating and Governance Committee’s policy recognizes that maintaining a diverse membership with varying backgrounds, perspectives, skills, experiences, and other differentiating personal characteristics promotes inclusiveness, enhances the Board’s deliberations, and enables the Board to better serve as effective, engaged stewards of our stockholders’ interests. The members of the Nominating and Governance Committee are continually mindful of the diversity of board nominees in their deliberations.

Currently, with the assistance of the Nominating and Governance Committee, the Board is seeking additional qualified candidates with diverse and relevant backgrounds to serve as directors. However, there can be no assurance that we will identify such qualified candidates, and if we do, there can be no assurance that any such candidate will agree to serve on our Board or any committee thereof.

The charter documents for our Audit Committee, Compensation Committee and Nominating and Governance Committee can be found on our website at www.cytodyn.com.

Hedging Policy

The Board of Directors has adopted a policy which prohibits our employees (including officers) and directors, or any of their designees, from engaging in transactions in our capital stock which could create the appearance of misalignment between an employee or director and stockholders and/or create a heightened compliance risk. Engaging in transactions or purchasing financial instruments that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any securities of the Company held by our employees or directors is prohibited. Prohibited transactions include, but are not limited to, zero-cost collars and forward sale contracts. The policy also prohibits our directors and employees from purchasing Company securities on margin or otherwise pledging Company securities as collateral for a loan.

Director Compensation

During fiscal year 2020, each non-employee director was entitled to receive: (i) $25,000 in annual compensation; (ii) additional annual cash retainers for committee chairs equal to $15,000 for Audit and $7,500 for Compensation and Nominating and Governance Committee, (iii) annual cash retainers for committee members of $5,000 for Audit and $2,500 for Compensation and Nominating and Governance Committee, and (iv) and committee members ranging from $2,500 to $15,000; (iii) an additional cash retainer of $15,000 for the Chairman of the Board; and (iv) an annual grant in June of a non-qualified stock option covering 100,000 shares of Common Stock vesting in four equal quarterly installments. On June 25, 2020, the Board of Directors approved an increase in the equity portion of the director compensation to a stock option covering 225,000 shares, vesting quarterly over fiscal year 2021.

Dr. Pourhassan, our CEO, and Dr. Kelly, our CMO, do not receive any additional compensation in consideration for their service as members of the Board of Directors.

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director for services during fiscal year 2020.

	Cash Fees (1)	Stock Awards (2)(10)	Stock Options (3)(10)	Total
Alan P. Timmins	$16,442	$—	$24,355	$40,797
Carl C. Dockery(4)	$11,393	$—	$27,030	$38,423
David F. Welch, Ph.D.(5)	$49,049	$1,800,000	$318,955	$2,168,004
Gregory A. Gould(6)	$9,782	$—	$27,030	$36,812
Jordan G. Naydenov(5)	$54,585	$1,800,000	$235,830	$2,090,415
Michael A. Klump(7)	$23,674	$—	$235,830	$259,504
Samir R. Patel, M.D.	$3,098	$—	$20,318	$23,416
Scott A. Kelly, M.D.(8)(9)	$208,222	$3,000,000	$547,725	$3,755,947

(1)	Cash fees for the fourth quarter director fees remain unpaid as of May 31, 2020.
(2)

Represents unvested and subsequently forfeited performance shares awarded on January 28, 2020, which awards would vest and would be settled in common stock if the Company had achieved FDA Breakthrough Therapy designation for cancer within 6 months of the award date and if certain other requirements have been met.

(3)

Stock option awards represent the grant date fair value of the awards pursuant to FASB ASC Topic 718, as described in Note 7 “Stock Options and Warrants” in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended May 31, 2020, to which reference is hereby made.

(4)	Mr. Dockery’s term as a Director ended September 12, 2019.
(5)	Cash fees include $15,000 in compensation related to serving on a special committee of the Board.
(6)	Mr. Gould resigned from the Board on August 12, 2019.
(7)	Mr. Klump resigned from the Board on January 15, 2020.
(8)	Dr. Kelly became an employee on April 10, 2020, continuing in his role as Chairman of the Board.
(9)	Cash fees include $170,000 related to Dr. Kelly serving as the Company’s Chief Science Officer pursuant to a consulting agreement.
(10)

The total number of shares of common stock underlying stock awards and the total number of shares of common stock underlying stock options held by each non-employee director as of May 31, 2020 is as follows:

	Number of Shares underlying Stock Awards	Number of Shares underlying Stock Options
Alan P. Timmins	—	36,986
Carl C. Dockery	—	100,000
David F. Welch, Ph.D.	1,500,000	1,287,500
Gregory A. Gould	—	100,000
Jordan G. Naydenov	1,500,000	850,000
Michael A. Klump	—	850,000
Samir R. Patel, M.D.	—	12,329
Scott A. Kelly, M.D.	2,500,000	2,287,500

PROPOSAL 2 – APPROVAL OF THE CYTODYN AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN

Proposed Amended and Restated 2012 Equity Incentive Plan

The CytoDyn 2012 Equity Incentive Plan (the “2012 Plan”) was adopted by the Board and our stockholders in 2012 and has since been a principal component of our compensation program. The 2012 Plan provides for the grant of nonqualified and incentive stock options, stock appreciation rights or SARs, restricted stock, restricted stock units or RSUs, performance shares, non-employee director awards and other stock-based awards. Our Board and our Compensation Committee believe that granting incentive awards under the 2012 Plan has served to align the interests of our non-employee directors and employees with the interests of our stockholders, and that it would be in the best interest of our Company and our stockholders for our Company to continue to make such grants.

Our Board has approved the Amended and Restated 2012 Equity Incentive Plan, and directed that the Plan be submitted to the stockholders for approval at the Annual Meeting. The Amended and Restated 2012 Equity Incentive Plan (the “Amended and Restated 2012 Plan”) is attached hereto as Appendix A.

The amendments reflected in the Amended and Restated 2012 Plan that are subject to approval by our stockholders will increase the number of shares of common stock authorized for issuance under the 2012 Plan by 25,000,000 shares to 50,000,000, and extend the term of the 2012 Plan to September 30, 2030. The Amended and Restated 2012 Plan also includes an amendment to provide that the maximum number of shares of common stock that are available for issuance under the Plan will be increased annually on the first day of the Company’s fiscal year by an amount that is equal to 1% of the outstanding shares of all classes of the Company’s common stock on the last day of immediately preceding fiscal year (the “Evergreen Increase”). The Board will have the discretion under the Amended and Restated 2012 Plan to provide that there will be no Evergreen Increase for any fiscal year, or that the Evergreen Increase for such year will be a lesser number of shares of Common Stock than would otherwise be permitted. Other amendments reflected in the Amended and Restated 2012 Plan include a limit on nonemployee director awards, a limit on incentive stock options, clarifications regarding reversion of shares to the Amended and Restated 2012 Plan and other technical amendments.

The approval by our stockholders of the Amended and Restated 2012 Plan is important because the number of shares authorized for issuance under the 2012 Plan is currently not expected to be sufficient to meet our needs over the next year. As of May 31, 2020, we had 1,162,511 shares of our common stock remaining available for issuance under the 2012 Plan and, as described below, we have granted Awards under the 2012 Plan for an additional 8,820,000 shares to executives and an additional 506,250 shares to non-employee directors that are contingent upon stockholder approval of the Amended and Restated 2012 Plan. The increase in the number of shares available to issue under the 2012 Plan, and the inclusion of an Evergreen Increase provision, is intended to ensure that the Company can continue to provide incentives to existing and future employees, directors and consultants, by enabling them to share in the Company’s future growth. It is important to have the additional equity compensation to attract and retain future employees as management builds the organization to support the anticipated growth of the Company. Long-term equity incentives focus our executives on the behaviors within their control that they believe are necessary to ensure our Company’s long-term success, as reflected in increases in our stock price over a period of years, and allow us to align the interests of our executives with those of our stockholders. Therefore, it is important that an appropriate number of shares of stock be authorized for issuance under the 2012 Plan.

When deciding on the number of shares to be available for awards under the Plan and the percentage for the Evergreen Increase, our Board, along with our Compensations Committee, considered a number of factors, including the number of shares currently available under the Plan, our past share usage, the number of shares needed for future grants (including the 9,326,250 in Awards granted conditional upon approval of an increase in the number of shares authorized for issuance under the 2012 Plan by our stockholders), competitive data from relevant peer companies, the dilutive effect of the additional shares, input from our stockholders and the advice of our compensation consultants, Mercer and Pay Governance. Mercer was retained in 2020 to provide our Compensation Committee with design and goal setting assistance for our long-term incentive compensation programs, including the granting of equity awards and advice regarding amendments to our 2012 Plan, and Pay Governance was also retained in 2020 to assist the Company with executive compensation matters for 2020 and 2021.

It is difficult to exactly predict our need for shares under the 2012 Amended and Restated Plan, as events that are currently unknown to us could cause the shares authorized under our Plan to be used more quickly or more slowly than we estimate. These circumstances include, but are not limited to, the future price of our common stock, future hiring activity, payout of performance-based awards in excess of target in the event of superior performance, and promotions during the next few years. However, based on guidance from our compensation consultants, and following our compensation philosophy of “pay for performance” we determined that an increase of 25,000,000 shares was an appropriate increase to our equity incentive plan. 9,326,250 in Awards have already been granted conditional upon approval of our Amended and Restated 2012 Plan, and the balance of the 25,000,000 shares will allow us to continue to utilize stock-based awards as a significant component of our compensation program and help meet our objective to attract, retain and incentivize talented personnel. As we describe further below, we believe that our stock-based compensation programs help align the interests of our non-employee directors and employees with the interests of our stockholders, and also help promote long-term retention of our employees, and encourage significant ownership of our common stock.

We are also requesting an Evergreen Increase to the shares authorized under the Plan of 1% of our outstanding common stock per year. We believe this modest yearly increase will provide us with enough shares to allow us to expand as a Company and continue to attract, hire and retain talented employees and contractors. Providing for a source of additional shares each year under the Plan will also save the Company the cost of having to continuously request stockholder approval for increases in our equity compensation plan, which we have done several times over the past three years.

We are cognizant of the dilutive impact of our equity compensation programs on our stockholders, and our Compensation Committee balances this concern with the need to maintain competitive compensation practices and the need to attract and retain management talent. We believe that our Amended and Restated 2012 Plan is not excessively dilutive to our stockholders, as the 25,000,000 increase represents less than 4% of our outstanding common stock, and the Evergreen Increases are modest at 1% per fiscal year. According to materials provided by our compensation experts, the current dilution of our 2012 Plan (unvested shares and unexercised stock options and warrants granted as compensation, as a percentage of common shares outstanding) is below the 25th percentile of our peer companies, and total potential dilution even accounting for the 25,000,000 increase in shares keeps us below the peer 25th percentile.

If our Amended and Restated 2012 Plan is approved by the stockholders, 50,000,000 shares will be available for grant as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and all authorized shares will be available for grant as nonqualified stock options, restricted stock awards, performance shares, stock appreciation rights, or other kinds of equity based compensation available under the 2012 Equity Incentive Plan. If the stockholders do not approve the amendment, no shares will be added to the number of shares available for issuance under the existing 2012 Equity Incentive Plan.

Reasons Why You Should Vote in Favor of Approval of the Amended and Restated 2012 Plan

The Board recommends a vote in favor of the approval of the Amended and Restated 2012 Plan because the Board believes the Plan is in the best interests of our Company and our stockholders for the following reasons:

•

Aligns non-employee director, officer, employee and stockholder interests. We currently provide long-term incentives primarily in the form of stock option grants to our non-employee directors and stock option grants and restricted stock unit awards to certain key employees. We believe that our stock-based compensation helps align the interests of our non-employee directors, officers and employees with the interests of our stockholders.

•

Attracts and retains talent. Talented, motivated and effective executives and employees are essential to executing our business strategies. Stock-based incentive compensation is an important component of total compensation at the Company because such compensation enables us to effectively recruit and retain executives and other employees while encouraging them to act and think like owners of the Company. If the Amended and Restated 2012 Plan is approved, we believe we will maintain our ability to offer competitive compensation packages to both retain our best performers and attract new talent.

•

Supports our pay-for-performance philosophy. Stock-based compensation is, by its very nature, performance-based compensation. We believe a significant portion of total compensation for our executives should be incentive compensation in the form of long-term incentives that are tied to the achievement of challenging and important business results critical to the Company’s success. Incentive compensation helps focus our executives on the Company’s desired business results and motivates them to make decisions and take actions that produce those results. If the Amended and Restated 2012 Plan is approved, it will support our pay-for-performance philosophy.

•

Balances appropriately our need to attract and retain talent with stockholder interests regarding dilution. We recognize the dilutive impact of our equity compensation programs on our stockholders and we continuously strive to balance this concern with the competition for talent, competitive compensation practices and the need to attract and retain talent. We believe the Amended and Restated 2012 Plan is not excessively dilutive to our stockholders.

Description of the Amended and Restated 2012 Equity Incentive Plan

The major features of the Amended and Restated 2012 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Amended and Restated 2012 Plan, a copy of which may be obtained upon request to our Corporate Secretary and General Counsel at CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660, or by phone at (360) 980-8524. A copy of the Amended and Restated 2012 Plan also has been filed electronically with the SEC as an appendix to this proxy statement and is available through the SEC’s website at www.sec.gov.

Purpose of the Plan

The purpose of the Amended and Restated 2012 Plan is to promote and advance the interests of the Company and its stockholders by enabling the Company to attract, retain, and reward employees, directors, and outside consultants of the Company and its subsidiaries. It is also intended to strengthen the mutuality of interests between such employees, directors, and consultants and the Company’s stockholders. The Amended and Restated 2012 Plan is designed to serve these purposes by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of the Company.

Administration of the Plan

The Amended and Restated 2012 Plan will be administered by the Compensation Committee of the Board.

Eligibility for Awards under the Plan

The 2012 Plan provides for the grant of stock options and other stock-based awards to the Company’s employees (and the employees of any subsidiary), non-employee directors, and outside consultants or advisers.

Shares Available under the Plan

The total number of shares of Common stock which may be made subject to Awards under the Plan will initially be 50,000,000 shares of Common Stock (the “Share Reserve”). The Share Reserve will automatically increase on June 1 of each calendar year, for the period beginning on June 1, 2021 and ending on (and including) June 1, 2029 (each, an “Evergreen Date”) in an amount equal to one percent (1%) of the total number of shares of Common Stock outstanding on May 31st immediately preceding the applicable Evergreen Date (the “Evergreen Increase”). The Board may act prior to the Evergreen Date of a given year to provide that there will be no Evergreen Increase for such year, or that the Evergreen Increase for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

Shares covered by an Award shall be counted as used only to the extent they are actually issued. If an Award under the Amended and Restated 2012 Plan is canceled or expires for any reason prior to having been fully vested or exercised, is settled in cash in lieu of shares of Common Stock, or exchanged for another award, such shares will be added back into the number of shares available for future awards under the Amended and Restated 2012 Plan. Consistent with the interests of our stockholders, we have eliminated any liberal share counting or “recycling” of shares from exercised stock options, by clarifying that shares tendered or withheld to satisfy tax withholding obligations on awards or to pay the exercise price of stock options or other awards, and any shares not issued or delivered as a result of a “net exercise” of a stock option will not become available for issuance as future award grants under the Amended and Restated 2012 Plan.

Available Awards under the Amended and Restated 2012 Plan

The types of awards that may be granted by the Compensation Committee under the Amended and Restated 2012 Plan include:

Options. Options to purchase Common Stock may be incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986 (the “Code”), or nonqualified options which are not eligible for such tax-favored treatment. Up to 50,000,000 shares of Common Stock may be issued pursuant to incentive stock options under the Amended and Restated 2012 Plan. Incentive stock options will conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such incentive stock option is granted. Incentive stock options may not be granted under the Amended and Restated 2012 Plan after September 30, 2030, and may only be granted to employees of the Company or one of its subsidiaries. If options intended to be incentive stock options are granted to a participant in excess of the $100,000 annual limitation set forth in Section 422(d)(1) of the Code, the options will be incentive stock options to the maximum extent allowed and will be nonqualified stock options as to any excess over that limitation. Incentive stock options must expire not more than 10 years from the date of grant. The Amended and Restated 2012 Plan does not specify a maximum term for nonqualified options. The exercise price per share must be not less than 100% of the fair market value of a share of Common Stock on the date the option is granted for both incentive stock options and nonqualified options. Incentive stock options granted to a participant holding more than 10% of the Common Stock must expire not more than five years from the date of grant, and the exercise price per share must be not less than 110% of the fair market value of a share of Common Stock on the date the option is granted.

Stock Appreciation Rights (“SARs”). A recipient of SARs will receive upon exercise an amount equal to the excess (or specified portion thereof) of the fair market value of a share of Common Stock on the date of exercise over the base price, multiplied by the number of shares as to which the rights are exercised. The base price will be designated by the Compensation Committee in the award agreement and may be equal to or higher than the fair market value of the Common Stock on the date of grant. Payment may be in cash, in shares of Common Stock, in other property, in any combination of the foregoing, or in any other form as the Compensation Committee may determine. SARs may be granted in connection with options or other awards or may be granted as independent awards.

Restricted Awards. Restricted awards may take the form of restricted shares or restricted units. Restricted shares are shares of Common Stock which are subject to such limitations as the Compensation Committee deems appropriate, including restrictions on sale or transfer or the achievement of specified performance goals. Restricted shares may be subject to forfeiture in the event the recipient terminates employment or service as a director or consultant during a specified period, or fails to meet designated performance goals, if any. Stock representing restricted shares are issued in the name of the recipient but are held by the Company until the expiration of any restrictions, at which time the restrictive legends are removed from the stock certificates. Beginning with the date of issuance of restricted shares and prior to forfeiture, the recipient is entitled to the rights of a stockholder with respect to such shares, including voting and dividend rights. Shares issued as stock dividends will be subject to the same restrictions as the related restricted shares.

Restricted units are awards of units equivalent in value to a share of Common Stock, which similarly may be subject to forfeiture if the recipient terminates employment or service as a director or consultant during a specified period, or fails to meet designated performance goals, if any. At the expiration of such period, payment is made with respect to restricted units in an amount equal to the value of the number of shares covered by the units. Payment may be in cash or unrestricted shares of Common Stock or in any other form approved by the Compensation Committee. The Compensation Committee will establish the terms and conditions of restricted units so that they will comply with or be exempt from the requirements of Section 409A of the Code.

Other Stock-Based Awards. The Compensation Committee may grant other awards that involve payments or grants of shares of Common Stock or are measured by or in relation to shares of Common Stock. The Amended and Restated 2012 Plan provides flexibility to design new types of stock-based or stock-related awards to attract and retain employees, directors and consultants in a competitive environment.

Limitation on Awards

Subject to the provisions of the Plan providing for adjustments for changes in capitalization, as described below, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 50,000,000 shares of Common Stock.

The maximum number of shares of Common Stock subject to Stock Awards granted under this Plan or otherwise during any one year to any Non-Employee Director, will not exceed U.S. $600,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes).

Adjustments for Changes in Capitalization

In the event of a change in capitalization, the Compensation Committee will make such proportionate adjustments in the aggregate number of shares for which awards may be granted under the Amended and Restated 2012 Plan, the maximum number of shares which may be awarded to any participant, and the number of shares covered by, and the exercise or base price of, any outstanding awards, as the committee in its sole discretion may deem appropriate. Other than adjustments made for changes in capitalization, at no time will the exercise price of an option or the base price of a SAR be lowered or otherwise repriced during the period of its exercisability.

Corporate Transactions

In connection with a Change in Control (as defined in the Plan), the Committee, in its sole discretion, may, unless otherwise provided in an Award Agreement, provide that, upon the occurrence of a Change in Control Date, each outstanding Award will become immediately Vested to the full extent not previously Vested, or, in the event the Board approves a proposal that will result in a Change in Control or a Change in Control Date occurs (each, a “Transaction”), the Committee may, in its sole discretion, and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Awards under the Plan: (A) provide that outstanding Awards will be converted into or replaced by Awards of a similar type in the stock of the surviving or acquiring corporation in the Transaction; or (B) provide a 10-day period prior to the consummation of the Transaction during which all outstanding Awards will tentatively become fully Vested, and upon consummation of such Transaction, all outstanding and unexercised Awards will immediately terminate; or (C) provide that outstanding Awards that are not fully Vested will become fully Vested subject to the Corporation’s right to pay each Participant a cash amount (determined by the Committee and based on the amount, if any, being received by the Corporation’s stockholders in the Transaction) in exchange for cancellation of the applicable Award.

Conditioning or Accelerated Benefits

The Committee, in its discretion, may include in any Award Agreement a provision conditioning or accelerating the Vesting of an Award or the receipt of benefits pursuant to an Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including without limitation, a Change in Control of the Corporation (subject to the foregoing), a sale of all or substantially all of the property and assets of Corporation, or other changes in capitalization.

Duration, Termination and Amendment of the 2012 Equity Incentive Plan

The Amended and Restated 2012 Plan will remain in effect until September 30, 2030, or, if earlier, when awards have been granted covering all available shares under the Amended and Restated 2012 Plan or the Amended and Restated 2012 Plan is otherwise terminated by the Board. The Board may terminate the Amended and Restated 2012 Plan at any time, but any such termination will not affect any outstanding awards. The Board may also amend the Amended and Restated 2012 Plan from time to time, provided that no amendment may be made without stockholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange or registered securities association.

Plan Benefits Table

On June 15, 2020 and June 25, 2020, the Compensation Committee of the Board approved the grants of non-qualified stock options and restricted stock unit grants to the executives and directors shown in the table below, conditional upon stockholder approval of the Amended and Restated 2012 Plan.

We are not providing a new plan benefits table for any of the other awards that may be made to executives or non-executive employees under the Amended and Restated 2012 Plan, because all such other awards will be discretionary.

The following table shows the grants that will be made from the Amended and Restated 2012 Plan, if it is approved by stockholders:

Name and Position	Number of Shares Underlying Awards (1)		Dollar Value ($)
Nader Z. Pourhassan, Ph.D. President and Chief Executive Officer	2,000,000	(2)	$4,664,000	(4)
	500,000	(5)	$1,560,000	(7)
	1,000,000	(6)	$3,120,000	(7)
	2,000,000	(6)	$6,240,000	(7)
Scott A. Kelly, M.D. Chief Medical Officer	500,000	(2)	$1,166,000	(4)
	250,000	(5)	$780,000	(7)
	500,000	(6)	$1,560,000	(7)
	500,000	(6)	$1,560,000	(7)
Michael D. Mulholland Chief Financial Officer	200,000	(2)	$466,400	(4)
	100,000	(5)	$312,000	(7)
	100,000	(6)	$312,000	(7)
Nitya G. Ray, Ph.D. Chief Technology Officer	500,000	(2)	$1,166,000	(4)
	200,000	(5)	$624,000	(7)
	150,000	(6)	$468,000	(7)
Arian Colachis Vice President, General Counsel and Corporate Secretary	150,000	(2)	$349,800	(4)
	70,000	(5)	$218,400	(7)
	100,000	(6)	$312,000	(7)
Alan P. Timmins Director	168,750	(3)	$758,025	(4)
Jordan G. Naydenov Director	168,750	(3)	$758,025	(4)
Samir R. Patel, M.D. Director	168,750	(3)	$758,025	(4)
Executive Group (8)	8,820,000		$24,878,600
Non-Executive Director Group	506,250		$2,274,075
Non-Executive Officer Employee Group (8)	—		—

(1)	The awards shown in the table above will be issued on September 30, 2020, the date of the Annual Meeting, in the event the Amended and Restated 2012 Plan is approved.
(2)	Represents a non-qualified stock option award granted on June 15, 2020 with an exercise price of $3.12, the closing price of our common stock on the date of grant, which vest equally over three years.
(3)

Represents a non-qualified stock option award granted on June 25, 2020 with an exercise price of $6.15, the closing price of our common stock on the date of grant, which vest evenly in three quarterly installments.

(4)

Stock option awards represent the grant date fair value of the awards pursuant to FASB ASC Topic 718, as described in Note 7 “Stock Options and Warrants” in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended May 31, 2020.

(5)	Represents a restricted stock unit (“RSU”) award granted on June 15, 2020. Each RSU vests equally over 3 years.
(6)	Represents a performance-based restricted stock unit (“PSU”) award granted on June 15, 2020. Each PSU will vest if certain performance conditions set forth in the award are met.
(7)	Represent the grant date fair value of these stock awards, based on the number of shares awarded multiplied by $3.12, the closing market price of our common stock on the date of grant.
(8)

Awards granted under the Amended and Restated 2012 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Plan, and our Board and our Compensation Committee have not granted any other awards under the 2012 Plan conditional upon stockholder approval of Proposal 2, other than the awards described above. Accordingly, the total benefits or amounts that will be received or allocated to our executive officers and other employees under the Amended and Restated 2012 Plan in the future are not determinable. The 8,820,000 shares shown next to Executive Group include only the awards conditional upon stockholder approval of the Amended and Restated 2012 Plan, as shown in the table above.

U.S. Federal Income Tax Consequences

The Amended and Restated 2012 Plan is intended to comply with or be exempt from the requirements of Section 409A of the Code, which governs deferred compensation.

The following discussion summarizes the principal anticipated federal income tax consequences of grants of stock options and other awards under the Amended and Restated 2012 Plan to participants and to the Company. The information in this proxy statement concerning federal income tax consequences is intended only for the general information of stockholders. Participants in the 2012 Plan should consult their own tax advisors, as the particular terms of individual awards and their specific circumstances likely will affect their particular income tax consequences.

Tax Consequences to Participants

Incentive Stock Options. Incentive stock options under the 2012 Plan are intended to meet the requirements of Section 422 of the Code. No taxable income results to a participant upon the grant of an incentive stock option or upon the issuance of shares when the option is exercised. The amount realized on the sale or taxable exchange of such shares in excess of the exercise price will be considered a capital gain, except that if such disposition occurs within one year after exercise of the option or two years after grant of the option, the participant will recognize compensation taxable at ordinary income tax rates measured by the amount by which the lesser of (a) the fair market value on the date of exercise or (b) the amount realized on the sale of the shares, exceeds the exercise price. For purposes of determining alternative minimum taxable income, an incentive stock option is treated as a nonqualified option.

Nonqualified Options. No taxable income is recognized upon the grant of a nonqualified option. In connection with the exercise of a nonqualified option, a participant will generally recognize ordinary compensation income (self-employment income for non-employee directors) in an amount equal to the difference between the fair market value of the shares acquired on the date of exercise and the exercise price. Any gain upon sale of the shares in excess of the fair market value of the shares on the date of exercise will be capital gain and any loss will be capital loss.

Payment of Exercise Price in Shares. The Compensation Committee may permit participants to pay all or a portion of the exercise price of stock options using previously-acquired shares of Common Stock, or by reducing the number of shares or other property otherwise vested and issuable pursuant to the option. If an option is exercised and payment is made in previously held shares, there is no taxable gain or loss to the participant other than any gain recognized as a result of exercise of the option, as described above.

SARs. The grant of SARs to a participant will not cause the recognition of income by the participant. Upon exercise of a SAR, the participant will recognize ordinary income equal to the amount of cash payable to the participant plus the fair market value of any shares delivered to the participant.

Restricted Awards. In the case of restricted awards, in general, a participant will not recognize any income upon issuance of an award. Generally, the participant will be required to recognize ordinary compensation income at the date or dates, if any, that shares vest in an amount equal to the value of such shares plus any cash received at the date of vesting. Taxable income generally is not recognized with respect to restricted units until the participant is entitled to delivery of the underlying shares.

Tax Withholding. We may require a participant to pay us the amount of any income, employment or other taxes that we are required to withhold with respect to the grant, vesting, exercise, payment or settlement of any award granted under the Amended and Restated 2012 Plan. The plan administrator may, in its discretion and subject to the Amended and Restated 2012 Plan and applicable law, permit the participant to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have us withhold shares of common stock or by transferring shares of common stock already owned by the participant and held by the participant for the period necessary to avoid a charge to our earnings for financial accounting purposes. We will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

Tax Consequences to the Company

To the extent participants qualify for capital gains treatment with respect to the sale of shares acquired pursuant to exercise of an incentive stock option, the Company will not be entitled to any tax deduction in connection with incentive stock options. In all other cases, the Company will be entitled to receive a federal income tax deduction at the same time and in the same amount as the amount which is taxable to participants as ordinary income with respect to awards.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding stock options and rights and shares reserved for future issuance under our existing equity compensation plans as of May 31, 2020.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	(Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders (3)	14,693,661	$0.71	1,764,054
Equity compensation plans not approved by stockholders (4)	15,750,000	$1.08	—

Total	30,443,661	$0.90	1,764,054

(1)

Does not include the 8,820,000 in Awards to executives and 506,250 in Awards to non-employee directors which were granted conditional upon approval of an increase in the number of shares authorized for issuance under the 2012 Plan by our stockholders.

(2)	Does not include the proposed increase of 25 million authorized shares for issuance under the 2012 Plan conditional upon approval by our stockholders.
(3)	Represents outstanding stock options granted to current or former employees and directors of the Company pursuant to the 2004 Stock Incentive Plan and 2012 Equity Incentive Plan.
(4)

Represents (i) outstanding warrants issued by the Company as consideration for certain consulting or advisory services provided to the Company by independent contractors and (ii) 11,650,000 unvested and subsequently forfeited performance shares awarded to certain of its directors and executive officers outside of the 2012 Plan on January 28, 2020, which awards would vest and would be settled in common stock if the Company had achieved FDA Breakthrough Therapy designation for 22 cancer indications within 6 months of the award date and if certain other requirements have been met; these awards were forfeited on July 28, 2020 when the performance measures were not met.

Vote Required

Provided that a quorum is present, this proposal will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against. Shares that are not represented at the Annual Meeting, and abstentions and broker non-votes, if applicable, with respect to this proposal, will have no effect on the outcome of the voting on this proposal

Board Recommendation

The Board recommends that stockholders vote “FOR” approval of the Amended and Restated 2012 Equity Incentive Plan.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Information about our Executive Officers is set forth below:

Name	Age	Position
Nader Z. Pourhassan, Ph.D.	57	President and Chief Executive Officer
Scott A. Kelly, M.D.	50	Chief Medical Officer, Head of Business Development, Chairman of the Board
Michael D. Mulholland	68	Chief Financial Officer and Treasurer
Nitya G. Ray, Ph.D.	68	Chief Technology Officer
Arian Colachis	58	Vice President, General Counsel and Secretary

Michael D. Mulholland. Mr. Mulholland joined the Company as Chief Financial Officer, Treasurer, and Corporate Secretary on December 13, 2012. He served in this role until November 2019, when he assumed the position of SVP-Finance and Executive Advisor to the CEO, a position he held until April 23, 2020, at which time he reassumed the CFO role. Mr. Mulholland provides CytoDyn with more than 30 years of senior level financial leadership for public companies in the business services, retail and manufacturing industries. His broad experience includes strategic planning, corporate finance, including raising debt and equity capital, acquisitions, corporate restructurings, SEC reporting, risk management, investor relations and corporate governance matters. Mr. Mulholland has also collaborated with a leading European scientific inventor and IP counsel in connection with the evaluation of the patentability of certain biological compounds for potential applications to improve human health and the preparation of the related patent filings. From 2011 to 2012, he served as Chief Financial Officer of Nautilus, Inc., (NYSE: NLS) a NYSE-listed developer and marketer of fitness equipment. He previously was Co-Chief Financial Officer of Corporation Management Advisors, Inc., a private holding Company of various businesses and investments, including a majority interest in a publicly held manufacturing Company, from 2010 to 2011; Vice President of Finance of Gevity HR, Inc., a former Nasdaq-listed professional employer organization, from 2008 to 2009; Chief Financial Officer and Secretary of Barrett Business Services, Inc., (NASDAQ: BBSI) a Nasdaq-listed business services firm, from 1994 to 2008; and Executive Vice President, Chief Financial Officer and Secretary of Sprouse-Reitz Stores Inc., a former Nasdaq-listed retail Company, from 1988 to 1994. He began his career with Deloitte & Touche LLP. Mr. Mulholland received a B.S. degree in accounting and a M.B.A. in finance from the University of Oregon. He is a certified public accountant (inactive).

Nitya G. Ray, Ph.D. The Board appointed Dr. Ray as Chief Technology Officer – Head of Process Sciences, Manufacturing and Supply Chain on December 22, 2018. Dr. Ray served as our Senior Vice President of Manufacturing from November 2015 to June 2017. Between June 2017 and December 2018, Dr. Ray served as Executive Vice-President, Head of Product Development, Manufacturing and Supply Chain of Actinium Pharmaceuticals, Inc. (NYSEAMERICAN: ATNM). Prior to joining the Company in 2015, Dr. Ray was Senior Vice President at Progenics Pharmaceuticals, Inc. (NASDAQ: PGNX). During his 14-year tenure at Progenics, he was responsible for manufacturing, process & analytical sciences & quality control. He possesses extensive knowledge of leronlimab (PRO 140) development. Dr. Ray successfully manufactured the first 10 batches of leronlimab at Progenics under GMP, which was approved by the FDA for use in all clinical trials. Dr. Ray’s return to the Company brings 30 years of progressive, hands-on experience in strategic planning and execution of process development and manufacturing of biologics, engineered tissue therapeutics, antibody drug conjugates, and small molecule and radiopharmaceutical drugs. He has demonstrated expertise in diverse technology platforms, product development, pre-clinical, clinical and commercial manufacturing, process and analytical sciences, quality control, global supply chain, quality systems and regulatory affairs. Dr. Ray holds a Ph.D. in Biochemical Engineering and a M.S. degree in Chemical & Biochemical Engineering from Rutgers University and a B.S. degree in Chemical Engineering from Jadavpur University.

Arian Colachis. Arian Colachis joined the Company on March 16, 2020 as Vice President, General Counsel and Corporate Secretary and brings over thirty years of public, firm and in-house experience. Prior to joining the Company, Ms. Colachis was General Counsel and Corporate Secretary to Washington Federal, Inc. (NASDAQ: WAFD), a $16.4 billion NASDAQ-listed public holding Company and its operating subsidiary and national bank, Washington Federal Bank, from June 2014 to November 2018. Ms. Colachis also served as regulatory counsel to a multi-billion, dollar family office in the Pacific Northwest between 2008 and 2012, a partner in small securities firm and as an enforcement and regulatory attorney for five different federal and state governmental and quasi-governmental agencies here and abroad, including the United States Securities and Exchange Commission, the Attorney General for the State of Arizona, the New York Stock Exchange, the U.S. Attorney’s Office for the District of Columbia and the Australian Securities and Investment Commission. Ms. Colachis received her undergraduate business degree from the University of Colorado in Boulder, her law degree from Pepperdine University School of Law and is licensed to practice law in Washington, California, New York, Arizona and the District of Columbia. Ms. Colachis serves on the board of two non-profit organizations supporting women writers worldwide and funding the design and construction of homes for adults with disabilities.

Information about Dr. Pourhassan and Dr. Kelly is set forth above under “Proposal 1 – Election of Directors.”

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, officers and beneficial owners of more than 10 percent of the Company’s Common Stock (a “10% Stockholder”) to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of those reports, all Section 16 reporting persons complied with all applicable Section 16(a) filing requirements during the fiscal year ended May 31, 2020, except that two Form 4s related to one convertible promissory note previously held by Dr. Welch were filed late, one Form 4 for Dr. Patel reporting pro-rated annual compensation when he became a director was filed late and a Form 5 for Dr. Kelly in connection with gifting of stock to his daughter was filed late.

EXECUTIVE COMPENSATION

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Options ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Nader Z. Pourhassan, Ph.D.	2020	865,671	617,500	1,242,150	7,200,000	45,933	9,971,254
President and Chief Executive Officer	2019	506,140	683,290	312,936	—	18,168	1,520,534
Craig S. Eastwood	2020	192,682	—	159,115	180,000	249,213	781,010
Former Chief Financial Officer (4)	2019	28,703	—	27,231	—	—	55,934
Nitya G. Ray, Ph.D.	2020	400,000	150,000	212,473	—	13,005	775,478
Chief Technology Officer	2019	166,993	183,497	116,799	—	5,338	472,627
Michael D. Mulholland	2020	427,179	—	239,258	—	18,252	684,689
Chief Financial Officer	2019	362,996	138,665	—	—	13,072	514,733

(1)

Stock option awards represent the grant date fair value of the awards pursuant to FASB ASC Topic 718, as described in Note 7 “Stock Options and Warrants” in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended May 31, 2020.

(2)

Amounts in this column reflect the total unvested and subsequently forfeited performance-based stock awards awarded in 2020 and represent the grant date fair value of these stock awards, based on the number of shares awarded multiplied by $1.20, the closing market price of our common stock on January 28, 2020, the date of grant. The amounts shown represent the fair value on date of grant, and do not reflect the amount that may be (or was) ultimately realized by the NEOs since awards are conditional upon achievement of certain performance-based conditions. The awards included in the table above were forfeited on July 28, 2020, and no shares were issued.

(3)

Represents our contributions to the CytoDyn Inc. 401(k) Plan. Unless otherwise disclosed, the total value of all perquisites and personal benefits received by the executive officers in 2020 was $10,000 or less.

(4)	The amount for Mr. Eastwood shown in All Other Compensation also includes $245,000 of severance pay to be paid in equal biweekly installments over a twelve-month period.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options and restricted stock awards granted to each of our named executive officers as of May 31, 2020.

Name	Number of securities underlying unexercised options/ exercisable	Number of securities underlying unexercised options/ unexercisable		Option Exercise Price ($)	Option expiration Date	Number of securities underlying stock awards that have not vested (1)	Stock awards grant date fair value (1)
Nader Pourhassan	—	—		$1.20	7/28/20	6,000,000	$7,200,000
	100,200	—		$0.57	6/1/23	—	—
	—	325,000	(2)	$0.87	11/23/25	—	—
	—	152,000	(2)	$0.75	1/4/26	—	—
	116,550	116,900	(3)	$0.49	6/8/28	—	—
	93,750	62,500	(4)	$0.39	10/7/29	—	—
	2,000,000	—		$0.63	12/19/29	—	—
Craig Eastwood	—	—		$1.20	7/28/20	150,000	$180,000
	100,000	—		$0.50	4/24/21	—	—
	100,000	—		$0.52	4/24/21	—	—
	150,000	—		$1.10	4/24/21	—	—
	250,000	—		$0.30	11/13/29	—	—
Nitya G. Ray	133,200	266,800	(5)	$0.48	12/22/28	—	—
	156,250	31,250	(4)	$0.39	10/7/29	—	—
	600,000	—		$0.63	12/19/29	—	—
Michael D. Mulholland	100,000	—		$1.40	12/13/22	—	—
	300,000	—		$0.80	2/15/23	—	—
	300,000	—		$0.57	6/1/23	—	—
	150,000	—		$0.90	6/30/25	—	—
	250,000	—		$0.87	11/23/25	—	—
	—	250,000	(2)	$0.87	11/23/25	—	—
	300,000	—		$1.09	6/1/26	—	—
	233,100	116,900	(3)	$0.49	6/8/28	—	—
	156,250	31,250	(4)	$0.39	10/7/29	—	—
	700,000	—		$0.63	12/19/29	—	—

(1)

Unvested and subsequently forfeited performance-based stock awards awarded in 2020 and represent the grant date fair value of these stock awards, based on the number of shares awarded multiplied by $1.20, the closing market price of our common stock on January 28, 2020, the date of grant. The amounts shown represent the fair value on date of grant, and do not reflect the amount that may be (or was) ultimately realized by the NEOs since awards are conditional upon achievement of certain performance-based conditions. The awards included in the table above were forfeited on July 28, 2020, and no shares were issued.

(2)	Vests upon the achievement of certain milestones, as specified in the award agreements.
(3)	Vests in three equal annual installments commencing June 8, 2019.
(4)	Vests in 12 equal monthly installments commencing November 7, 2019.
(5)	Vests in three equal annual installments commencing December 22, 2019.

Additional Narrative Disclosure Regarding Compensation

The Compensation Committee of our Board, which is composed entirely of independent directors, as defined under NASDAQ Rule, determines compensation for our executive officers. All decisions of the Compensation Committee are reported to our Board.

Our Company believes that our executive compensation program should be designed to attract, motivate and retain highly qualified executives by paying them competitively, and that we should pay for performance by rewarding and encouraging individual and superior Company performance, on both a short- and long-term basis, aligning our executives’ behavior with long-term stockholder interests.

The Compensation Committee has the sole authority and responsibility to select, retain, and terminate any adviser to assist it in the performance of its duties, and to approve the compensation consultant’s fees and terms of engagement. During the 2020 fiscal year, the Committee retained independent compensation consultant Mercer, which provided general consultation regarding our executive compensation and director compensation programs, including compensation for our CEO and all named executive officers. Mercer reviewed the Company’s sources of competitive advantage, business strategy, leadership and talent needs, capabilities and culture and values, and its position within its peer group, and recommended adjustments to long-term incentive grant values to better align with intended market positioning and a mix of stock options and performance-based awards. Mercer selected the Corporation’s peers by similar industry and business characteristics, size and that had more than one year of clear and fulsome compensation data, which included 16 different biopharma companies in clinical and late-state development cycles in HIV, cancer and immune disorder diseases, including Eagle Pharmaceuticals Inc., Dicerna Pharmaceuticals Inc., Cytokinetics Inc., Deciphera Pharmaceuticals Inc., Principia Biopharma Inc.,Y-mAbs Therapeutics Inc., Fate Therapeutics Inc., Intercept Pharmaceuticals Inc., Arcus BioSciences Inc., BridgeBio Pharma Inc., Molecular Templates, Inc., Agios Pharmaceuticals Inc., Apellis Pharmaceuticals, Epizyme Inc, Novavax Inc. and TG Therapeutics Inc.

Based upon input from Mercer, the Compensation Committee structured our compensation program with the following elements:

Base Salaries

The Compensation Committee determines base salaries for the executive officers each year based on a variety of factors, including the following:

•	individual performance;

•	job responsibilities;

•	tenure with the Company, as well as prior experience;

•	economic conditions;

•	retention considerations; and

•	the competitive labor market, including regional salary levels and those of executives at peer companies.

In determining the base salaries for executive officers, the Compensation Committee also solicits input from the CEO and takes into consideration the recommendations made by the CEO with respect to the compensation of the other executive officers.

The base salaries for our named executive officers for 2020 as compared with 2019 increased due to their unique individual contributions, combined with their collective efforts on advancing the Company’s operating and strategic priorities, as well as increasing stockholder value.

Short-term Bonus Plan and Other Annual Cash Awards

Each year the Compensation Committee establishes one or more performance goals for our executive officers under an executive officer bonus plan (the “Bonus Plan”), and the levels of cash awards that the executives will receive based on the extent to which their goals are achieved. The goals and award levels are set after discussion between the Compensation Committee and the CEO regarding the performance needed to drive execution of the Company’s strategic plan. Company goals generally relate to achieving various regulatory milestones which affect shareholder value and individual goals are generally based on specific performance in areas of our business that the Compensation Committee believed were important to our overall success. Award levels are specified as a percentage of base salary, which is set by the Compensation Committee.

For fiscal year 2020, our executive officers had the following bonus award levels: 50% to 100% of base salaries, and bonuses were paid at the following percentages: zero to 95% of base salaries.

In addition to awards under the Bonus Plan, the Compensation Committee has authority to grant discretionary bonuses to executive officers based on performance. No discretionary bonuses were granted to our named executive officers for 2020.

Long-Term Equity Incentives

We provide long-term incentives to our executive officers in the form of incentive and non-qualified stock options, time-based restricted stock units (RSUs), typically with a vesting period of three years, and performance-based restricted stock or performance based restricted stock units (PSUs).

Stock options provide our executives with financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. Stock options are granted to executives with an exercise price equal to fair market value, which is the closing selling price of our common stock on the OTCQB on the grant date. The vesting provisions of the stock options we have granted in the past have varied, although they have generally vested in equal annual increments over a period of three years from the date of grant. Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation in the price of our common stock. As a result, we believe stock option grants encourage our executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of our common stock, which benefits all our stockholders.

We believe that RSUs provide more stable incentives for executives than stock options, enabling us to better attract and retain top talent in a marketplace where such incentives are prevalent. RSUs closely align our executives with the achievement of our longer-term financial objectives that enhance stockholder value. No RSUs were granted in fiscal year 2020.

Performance based restricted stock and PSUs further align the interests of our executive team and our stockholders by designing incentive compensation that rewards the achievement of specific long-term strategic goals designed to deliver long-term stockholder value. The length of the performance period, the mix of time and performance-based awards, the specific performance measures and target levels, and the time-based vesting provisions are established each year by the Compensation Committee.

All of our RSUs and PSUs require our executives to remain continuously employed with us until the applicable vesting date in order to receive shares.

The performance based restricted stock granted in fiscal year 2020 was tied to the achievement of certain operational performance goals measured over the fiscal year. The Compensation Committee believes PSU grants align our executive’s compensation with meeting or exceeding key financial and operational performance goals that will deliver long-term value to our stockholders, and will further motivate our executive team to achieve our key business objectives.

The performance measure for the performance based restricted stock granted to our executives in 2020 related to the Company achieving FDA Breakthrough Therapy designation for 22 cancer indications within 6 months of the award date. These performance conditions were not achieved, and therefore the performance shares issued to executives in 2020 were forfeited on July 28, 2020.

Additional Compensation Information

Employee Pension, Profit Sharing or Other Retirement Plans

Effective January 1, 2010, we adopted a profit-sharing plan, qualifying under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”) and covering substantially all employees. We make a “safe harbor” contribution of 3% of the participant’s salary in order to maintain regulatory compliance of the 401(k) Plan. We do not have any other defined benefit pension plan, profit sharing or retirement plan.

Employment Agreements

On June 15, 2020, we entered into amended and restated employment agreements with Dr. Pourhassan, Mr. Mulholland and Dr. Ray (together, the “Employment Agreements”). The Employment Agreements provide for indefinite terms of employment, until terminated by either party pursuant to the terms of the Employment Agreements.

Dr. Pourhassan’s Employment Agreement provides for payment of a base salary, as approved by the Compensation Committee of the Board, which is currently $1,000,000, subject to periodic adjustments as determined by the Compensation Committee. For each fiscal year ending during the Term, Dr. Pourhassan is eligible to receive an annual bonus with a target amount equal to one hundred percent (100%) of his base salary earned for such fiscal year, with the actual amount of each annual bonus to be based upon the level of achievement of the Company’s corporate objectives and Dr. Pourhassan’s individual objectives established by the Compensation Committee for the fiscal year with respect to which such annual bonus relates. Each annual bonus shall be payable, as determined by the Compensation Committee, either in cash, in full, or fifty percent (50%) in cash and (50%) in unrestricted shares under (and as defined in) the Company’s 2012 Plan or any successor equity compensation plan as may be in place from time to time. In addition, for each fiscal year ending during the Term he may be eligible to receive a supplemental bonus, as determined by the Compensation Committee, which may consider any unanticipated achievement of corporate objectives for such fiscal year. A supplemental bonus may be paid in cash and/or in unrestricted Shares under (and as defined in) the 2012 Plan, as determined by the Compensation Committee. In order for Dr. Pourhassan to receive an annual bonus or supplemental bonus, he must be actively employed by the Company at the time of such payment. Dr. Pourhassan is also eligible to receive from time to time additional stock awards in amounts, if any, as determined by the Compensation Committee.

Mr. Mulholland’s Employment Agreement provides for payment of a base salary, as approved by the Compensation Committee of the Board, which is currently $425,000, subject to periodic adjustments as determined by the Compensation Committee. For each fiscal year ending during the Term, Mr. Mulholland is eligible to receive an annual bonus with a target amount equal to fifty percent (50%) of his base salary earned for such fiscal year, with the actual amount of each annual bonus to be based upon the level of achievement of the Company’s corporate objectives and Mr. Mulholland’s individual objectives established by the Compensation Committee for the fiscal year with respect to which such annual bonus relates. Each annual bonus shall be payable, as determined by the Compensation Committee, either in cash, in full, or fifty percent (50%) in cash and (50%) in unrestricted shares under (and as defined in) the Company’s 2012 Plan or any successor equity compensation plan as may be in place from time to time. In order for Mr. Mulholland to receive an annual bonus or supplemental bonus, he must be actively employed by the Company at the time of such payment. Mr. Mulholland is also eligible to receive from time to time additional stock awards in amounts, if any, as determined by the Compensation Committee.

Dr. Ray’s Employment Agreement provides for payment of a base salary, as approved by the Compensation Committee of the Board, which is currently $525,000, subject to periodic adjustments as determined by the Compensation Committee, but which may not be reduced to an annualized rate below $335,000. For each fiscal year ending during the Term, Dr. Ray is eligible to receive an annual bonus with a target amount equal to fifty percent (50%) of his base salary earned for such fiscal year, with the actual amount of each annual bonus to be based upon the level of achievement of the Company’s corporate objectives and Dr. Ray’s individual objectives established by the Compensation Committee for the fiscal year with respect to which such annual bonus relates. Each annual bonus shall be payable, as determined by the Compensation Committee, either in cash, in full, or fifty percent (50%) in cash and (50%) in unrestricted shares under (and as defined in) the Company’s 2012 Plan or any successor equity compensation plan as may be in place from time to time. In order for Dr. Ray to receive an annual bonus or supplemental bonus, he must be actively employed by the Company at the time of such payment. Dr. Ray is also eligible to receive from time to time additional stock awards in amounts, if any, as determined by the Compensation Committee.

Payments upon Termination of Employment or Change of Control

In the event we terminate the employment of any of our executive officers without cause, as defined in their Employment Agreements, and subject to execution of a release of claims, the Employment Agreements provide for payments equal to the sum of twelve months of base salary (18 months for Dr. Pourhassan), and (ii) all outstanding stock options and other awards shall vest and (if applicable) become immediately exercisable, unless otherwise provided in an award agreement.

In the event we terminate the employment of any of our executive officers without cause, or one of our executive officers resigns for good reason, as defined in the Employment Agreements, within twelve months following a change in control, as defined in the Employment Agreements, and subject to execution of a release of claims, the Employment Agreements provide for (i) payments equal to the sum of eighteen months of base salary (in lieu of, and not in addition to, the severance that may be payable upon a termination without cause not within twelve months following a change in control), and (ii) all stock options and other awards that such executive holds shall vest and (if applicable) become immediately exercisable, unless otherwise provided in an award agreement.

Table of Severance Payments and Benefits

If the employment of our current named executive officers had terminated effective June 1, 2020 under circumstances entitling them to the severance and change of control benefits described above, the lump-sum severance payments payable to the executive officers, and the value of the other severance benefits they would have received, would have been as shown in the following table:

Name	Severance Payment ($)(1)	Accelerated Stock Option Awards(2)($)	Life, Health and Insurance Benefits ($)	Total ($)
Nader Z. Pourhassan, Ph.D.	$1,500,000	$1,464,538	—	$2,964,538
Michael D. Mulholland	425,000	891,556	—	1,316,556
Nitya G. Ray, Ph.D.	525,000	741,977	—	1,266,977

(1)	Severance payment represents 18 months base salary for Dr. Pourhassan, and 12 months base salary for Mr. Mulholland and Dr. Ray.
(2)

Stock option award value represents the value of options that accelerate upon a change of control, based upon the difference between the exercise price of the accelerated options and $2.96, which was the closing price of our common stock as of May 29, 2020, the last trading day of our fiscal year.

RELATED PERSON TRANSACTIONS

Unless otherwise described in the sections entitled “Executive Compensation” and “Director Compensation,” we describe below each transaction or series of similar transactions, since June 1, 2018, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or may exceed $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

The Audit Committee of the Board of Directors (the “Board”) reviews and approves all related party transactions.

On July 12, 2018, the Company announced certain leadership changes in connection with the strategic expansion and entry into certain cancer and immunologic indications. In connection with such leadership changes and effective July 11, 2018, Denis R. Burger, Ph.D. and A. Bruce Montgomery, M.D., resigned as members the Board. Dr. Burger also resigned as Chief Science Officer of the Company, which was not an executive officer position. On July 10, 2018, in connection with the resignations of Dr. Burger and Dr. Montgomery, the Board determined to accelerate the vesting of all outstanding and unvested stock options held by Dr. Burger and Dr. Montgomery. Upon the effectiveness of their resignations, stock options covering 500,000 shares and 100,000 shares, held by Dr. Burger and Dr. Montgomery, respectively, became fully vested. The stock options retained their exercise period through their respective expiration dates and the terms of the stock options remained otherwise unchanged.

On November 16, 2018, the Company closed its acquisition of substantially all of the assets of ProstaGene, LLC (“ProstaGene”), a biotechnology start-up Company, which included patents related to clinical research, a proprietary CCR5 technology for early cancer diagnosis, and a noncompetition agreement with ProstaGene’s founder and Chief Executive Officer, Dr. Pestell. In connection with the closing of the acquisition, the Company hired Richard Pestell, M.D., as its Chief Medical Officer. Prior to the acquisition Dr. Pestell was the holder of approximately 77.2% of the outstanding equity interests in ProstaGene and consequently held an indirect interest in approximately (i) 8,611,427 of 13,258,000 shares of the Company’s common stock and (ii) 4,171,013 of 5,400,000 shares of common stock, held in escrow for the benefit of ProstaGene and its members, which were subject to forfeiture to satisfy certain indemnity obligations of ProstaGene and subject to being released ratably every six months over the eighteen-month period following the closing date. In addition, as specified in a Stock Restriction Agreement with the Company entered into on the closing date, 8,342,000 additional shares of common stock previously distributed to Dr. Pestell in the ProstaGene acquisition are currently subject to transfer restrictions and forfeiture obligations. As specified in a Confidential Information, Inventions and Noncompetition Agreement between the Company and Dr. Pestell, which was entered into on the closing date of the ProstaGene acquisition, the Company obtained the right to participate in the development and license of certain intellectual property created by Dr. Pestell, in connection with Dr. Pestell’s then ongoing research obligations to outside academic institutions. The Company also obtained the right to work with Dr. Pestell to manage any potential conflict between the Company’s clinical development activities and such ongoing research obligations.

On December 10, 2018, Anthony D. Caracciolo resigned as the Chairman of the Board of Directors, but remained a director and Scott A. Kelly, M.D., was named Chairman of the Board. On December 19, 2018, the Compensation Committee of the Board approved an amendment to certain compensation arrangements for Anthony D. Caracciolo, pursuant to which his employment with the Company would be extended through April 16, 2019, at a salary reduced from $16,667 to $5,000 per month, with continuing benefits. In addition, the Compensation Committee approved an extension to 10 years of the expiration terms of certain previously awarded stock options covering an aggregate of 150,000 shares of the Company’s common stock, provided that such stock options were out-of-the-money upon the date of such extension. These arrangements were conditioned upon Mr. Caracciolo’s agreement to resign from the Board upon identification by the Company of an appropriately qualified candidate to fill the vacancy. Mr. Caracciolo had agreed to the foregoing terms and his resignation was effective January 10, 2019. These arrangements were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 8, 2019, Argonne Trading LLC (“Argonne”), participated in the private placement of convertible promissory notes, as fully described in Note 5. Michael A. Klump, the manager of Argonne, was a director of the Company at the time of investment. Argonne purchased a convertible promissory note, bearing interest of 10% for $500,000 in aggregate principal and received a warrant covering 500,000 shares of common stock at an exercise price of $0.30 per share. The terms and conditions of the Argonne investment were identical to those offered to all other investors in the offering and his investment was approved by the Audit Committee of the Board.

On May 8, 2019, Dr. David F. Welch entered into Exercise Agreements for warrants beneficially owned by him, covering an aggregate of 1,651,281 shares of common stock and 825,640 additional shares. Additionally, Michael A. Klump entered into Exercise Agreements for warrants beneficially owned by him, covering an aggregate of 3,625,000 shares of common stock and 1,812,499 additional shares. Dr. Welch and Mr. Klump were members of the Company’s board of directors at the time of exercise and participated on terms identical to those applicable to other investors.

On July 15, 2019, the Company entered into consulting agreements with two of its directors, one with Scott A. Kelly, M.D. in the capacity of non-executive Chief Science Officer, the other with David F. Welch, Ph.D. in the capacity of non-executive interim Strategy Advisor. Dr. Kelly’s agreement terminated on April 10, 2020 when he became the Company’s Chief Medical Officer in a full-time employee capacity. On September 12, 2019, the Company and Dr. Welch agreed to amend his consulting agreement to eliminate any cash compensation (including previously earned entitlements) thereunder and in October 2019, the consulting agreement between Dr. Welch and the Company was terminated. The Company has issued stock options covering an aggregate of 1,375,000 shares of common stock to Dr. Kelly and Dr. Welch as compensation pursuant to such agreements, including options to Dr. Kelly for 750,000 shares at an exercise price of $0.385, on September 12, 2019, and 187,500 shares at an exercise price of $0.39, on October 7, 2019; and options to Dr. Welch for 250,000 shares at an exercise price of $0.385, on September 12, 2019, and 187,500 shares at an exercise price of $0.39, on October 7, 2019. The options granted on September 12, 2019 vested immediately upon issuance and have a 10-year expiration term. The options issued on October 7, 2019 vest in four equal quarterly installments beginning on the grant date and have a 10-year expiration term.

On June 12, 2019, the Company concluded a warrant tender offer (the “June 2019 Warrant Tender Offer”) for certain outstanding series of eligible warrants, offering the holders of such warrants the opportunity to amend and exercise their warrants at a reduced exercise price equal to the lower of (i) their respective existing exercise price or (ii) $0.40 per share of common stock. As an inducement to holders to participate in the June 2019 Warrant Tender Offer, the Company offered to issue to participating holders shares of common stock equal to an additional 50% of the number of shares issuable upon exercise of the eligible warrants (collectively, the “Additional Shares”). Dr. Kelly validly tendered warrants beneficially owned by him, covering an aggregate of 50,000 shares of common stock, and received 25,000 Additional Shares. Dr. Kelly participated on terms identical to those applicable to other holders in the June 2019 Warrant Tender Offer.

On July 31, 2019, the Company concluded an additional warrant tender offer on terms identical to the June 2019 Warrant Tender Offer (the “July 2019 Warrant Tender Offer”). Dr. Welch tendered warrants beneficially owned by him, covering an aggregate of 1,000,000 shares of common stock, and received 500,000 Additional Shares. Dr. Welch participated on terms identical to those applicable to other holders in the July 2019 Warrant Tender Offer.

On September 30, 2019, an entity controlled by Dr. Welch exchanged a 2019 Short-term Convertible Note in the principal amount of $1 million and accrued but unpaid interest of $75,343, for an Exchange Note in the principal amount of $1,075,343 and a warrant to purchase 1,000,000 shares of common stock. The entity controlled by Dr. Welch participated on similar terms to the other holders in the exchange. On April 1, 2020, the entity controlled by Dr. Welch converted the Note for 2,259,102 shares, which included unpaid accrued interest.

On October 8, 2019, an entity controlled by then director, Mr. Michael Klump, exchanged a 2019 Short-term Convertible Note in the principal amount of $0.5 million and accrued but unpaid interest of $37,397, for an Exchange Note in the principal amount of $537,397 and a warrant to purchase 500,000 shares of common stock. The entity controlled by Mr. Klump participated on similar terms to the other holders in the exchange.

On December 13, 2019, Mr. Jordan Naydenov, a director of the Company, participated in a registered direct equity offering. Mr. Naydenov purchased 833,333 shares of common stock and received warrants covering 625,000 shares. The terms and conditions of Mr. Naydenov’s $250,000 investment were identical to those offered to other investors in this offering.

On December 23, 2019, an entity controlled by Dr. Welch participated in a registered direct equity offering. The entity controlled by Dr. Welch purchased 1,639,344 shares of common stock and received warrants covering 819,672 shares. The terms and conditions of the $500,000 investment made by the entity controlled by Dr. Welch were identical to those offered to other investors in this offering.

On January 31, 2020, an entity controlled by Dr. Welch participated in the January 31, 2020 offering. The entity controlled by Dr. Welch purchased 1,000 shares of Series D convertible preferred shares and received warrants covering 500,000 shares of common stock. The terms and conditions of the $1,000,000 investment made by the entity controlled by Dr. Welch were identical to those offered to other investors in this offering.

On February 26, 2020, an entity controlled by Dr. Welch entered into a private warrant exchange in which the entity purchased common stock at $0.18 per share as compared to the stated exercise price on the warrants of $0.30 per share of common stock. The entity controlled by Dr. Welch purchased 1,819,672 shares of common stock, as well as 181,967 additional shares as an inducement to exercise their warrants, for a total of 2,001,639 shares of common stock. The terms and conditions of the approximate $330,000 investment made by the entity controlled by Dr. Welch were identical to those offered to other investors in this offering.

STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS, DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of Common Stock as of August 14, 2020, by (i) each person or entity who is known by us to own beneficially more than 5 percent of the outstanding shares of Common Stock, (ii) each named director and director nominee, (iii) each named executive officer, and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Total (3)
Beneficial owners of more than 5 percent:	—	—
Directors and Executive Officers:
David F. Welch, Ph.D. (4)	15,648,273	2.7%
Samir R. Patel, M.D. (5)	9,587,453	1.7%
Jordan G. Naydenov (6)	8,515,470	1.5%
Scott A. Kelly, M.D. (7)	4,338,836	*
Nader Z. Pourhassan, Ph.D. (8)	3,463,617	*
Michael D. Mulholland (9)	2,704,914	*
Nitya G. Ray, Ph.D. (10)	920,833	*
Craig Eastwood (11)	600,000	*
Alan P. Timmins (12)	93,236	*
All Current Directors and Executive Officers as a Group (9 persons)	45,872,632	7.8%

*	Less than 1% of the outstanding shares of Common Stock.
(1)	Unless otherwise indicated, the business address of each current director and executive officer is c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.
(2)

Beneficial ownership includes shares of Common Stock as to which a person or group has sole or shared voting power or investment power. Shares of Common Stock subject to stock options and warrants that are exercisable currently or within 60 days of August 14, 2020, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such stock options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person.

(3)	Percentages are based on 569,068,294 shares of Common Stock outstanding as of August 14, 2020.
(4)

Dr. Welch is not standing for re-election at the Annual Meeting. Dr. Welch’s holdings include: (i) 9,513,417 shares of Common Stock, 1,000 shares of Series D Convertible Preferred Stock convertible into 1,250,000 shares of Common Stock and a warrant covering 500,000 shares of Common Stock held by a limited liability Company for which Dr. Welch is the managing member and has voting and dispositive power; (ii) 3,002,202 shares of Common Stock held directly by a trust for which Dr. Welch, as trustee, has voting and dispositive power; and (iii) 1,382,654 shares of Common Stock subject to options held directly by Dr. Welch.

(5)

Dr. Patel’s holdings include: (i) 7,218,874 shares of Common Stock and warrants covering 2,300,000 shares of Common Stock by a limited liability Company for which Dr. Patel is the managing member and has voting and dispositive power; and (ii) 68,579 shares of Common Stock subject to an option held directly by Dr. Patel.

(6)

Mr. Naydenov’s holdings include: (i) 6,137,823 shares of Common Stock held directly by Mr. Naydenov; (ii) warrants covering 1,075,000 shares of Common Stock held directly by Mr. Naydenov; and (iii) 1,302,647 shares of Common Stock subject to options held directly by Mr. Naydenov.

(7)

Dr. Kelly’s holdings include: (i) 1,566,052 shares of Common Stock held directly by Dr. Kelly; (ii) a warrant covering 500,000 shares of Common Stock held directly by Dr. Kelly; (iii) 1,368,750 shares of Common Stock subject to options held directly by Dr. Kelly; (iv) 691,208 shares of Common Stock held by Dr. Kelly’s spouse; (v) a warrant covering 166,666 shares of Common Stock held by Dr. Kelly’s spouse; and (vi) 46,160 shares of Common Stock held by Dr. Kelly, as custodian for his children.

(8)

Dr. Pourhassan’s holdings include: (i) 1,074,930 shares of Common Stock held directly by Dr. Pourhassan; (ii) 373,117 shares of Common Stock subject to options held directly by Dr. Pourhassan; (iii) a warrant for 2,000,000 shares of Common Stock held directly by Dr. Pourhassan; and (iv) 15,700 shares of Common Stock held by Dr. Pourhassan’s spouse.

(9)

Mr. Mulholland’s holdings include: (i) 170,581 shares of Common Stock held directly by Mr. Mulholland; (ii) 13,500 shares of Common Stock held in a retirement portfolio in the name of Mr. Mulholland; and (iii) 2,520,833 shares of Common Stock subject to options held directly by Mr. Mulholland.

(10)	Dr. Ray’s holdings include 920,833 shares of Common Stock subject to options held directly by Dr. Ray.
(11)	Mr. Eastwood’s holdings include 600,000 shares of Common Stock subject to options held directly by Mr. Eastwood. These options will expire one year after termination of his employment.
(12)	Mr. Timmins’s holdings include 93,236 shares of Common Stock subject to options held directly by Mr. Timmins.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Warren Averett, LLC (“Warren Averett”) as our independent registered public accounting firm to examine our financial statements for the fiscal year ending May 31, 2021. Although the selection of independent auditors is not required to be submitted to a stockholder vote by our governance documents or applicable law, the Board has decided to ask the stockholders to ratify the selection. If the stockholders do not approve the selection of Warren Averett, the Audit Committee will reconsider its selection.

Provided that a quorum is present, this proposal will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against. Shares that are not represented at the Annual Meeting, and abstentions and broker non-votes, if applicable, with respect to this proposal, will have no effect on the outcome of the voting on this proposal.

The Board recommends that stockholders vote “FOR” ratification of the selection of Warren Averett, LLC as our independent registered public accounting firm for fiscal 2021.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) included a provision that requires public companies to hold an advisory stockholder vote to approve or disapprove the compensation of their named executive officers. The Dodd-Frank Act also included a provision providing stockholders of a public Company the opportunity to vote, on an advisory basis, on how frequently they would like the Company to hold an advisory vote on the compensation of executive officers. At the 2019 Annual Meeting, our stockholders approved the Board’s recommendation that an advisory vote on executive compensation be conducted annually. Accordingly, we are conducting an advisory vote to approve the compensation of our executive officers again this year.

A detailed description of the compensation paid to executive officers is included in this proxy statement under the heading “Executive Compensation” in accordance with the SEC’s rules.

Our philosophy is that executive compensation should align with stockholders’ interests, without encouraging excessive and unnecessary risk. During fiscal year 2020, the main components of executive compensation, as shown in the Summary Compensation Table in this proxy statement, included (i) base salary, (ii) bonus based on the Compensation Committee’s assessment of each executive officer’s performance in achieving corporate and individual goals, (iii) stock options and (iv) stock awards. This vote is intended to consider the overall compensation of executive officers and the policies and practices described in this proxy statement.

This vote is advisory and therefore not binding on us, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board recommends that stockholders vote, on an advisory basis, “FOR” the following resolution:

“RESOLVED, that the compensation paid to named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K adopted by the SEC, including the executive compensation tables and accompanying footnotes and narrative discussion, is hereby approved.”

The above-referenced disclosures appear under the heading “Executive Compensation” in this proxy statement.

Provided that a quorum is present, this proposal will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against. Shares that are not represented at the Annual Meeting, and abstentions and broker non-votes, if applicable, with respect to this proposal, will have no effect on the outcome of the voting on this proposal.

MATTERS RELATING TO THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Warren Averett, LLC was our independent registered public accounting firm with respect to our audited financial statements for the fiscal year ended May 31, 2020. Representatives of Warren Averett are not expected to be present at the Annual Meeting.

Board Pre-Approval Process, Policies and Procedures

The Audit Committee pre-approves all engagements for audit and non-audit services provided by our independent registered public accounting firm. Warren Averett performed its audit procedures in accordance with the Audit Committee’s policies and procedures. Warren Averett informed the Audit Committee of the scope and nature of each service provided. No services were provided by Warren Averett during fiscal year 2019 or fiscal year 2020 other than audit, review, or attest services.

Fees Paid to Principal Independent Registered Public Accounting Firm

Warren Averett, LLC billed our Company the approximate amounts shown in the table below for professional services related to 2020 and 2019:

Services Rendered	2020	2019
Audit Fees (1)	$200,000	$133,000
Audit-Related Fees (2)	28,000	18,000

Total Audit and Audit-Related Fees	228,000	151,000
Tax Fees (3)	—	—
Other Fees (4)	—	—

Total Fees	$228,000	$151,000

(1)

The audit fees covered the annual audit of our financial statements, Sarbanes-Oxley compliance work, quarterly reviews, and audit and attest services for entities we consolidate that are required by agreement but not by statute or regulatory body.

(2)	The audit-related fees covered review of our Registration Statements on Forms S-1, S-3 and S-8, related accountants’ consent and other matters.
(3)	The tax fees cover tax returns, year-end tax planning and tax advice. No tax fees were billed during 2020 or 2019.
(4)

Warren Averett, LLC did not bill us for any other professional services rendered during 2020 or 2019, and it did not provide our Company during either of those years any professional services described in paragraph (c)(4) of Rule 2-01 of Regulation S-X.

AUDIT COMMITTEE REPORT

For the fiscal year ended May 31, 2020 the Audit Committee met with management and our independent auditors, Warren Averett, to review our accounting functions and the audit process and to review and discuss the audited financial statements for the fiscal year ended May 31, 2020. The Audit Committee discussed and reviewed with Warren Averett the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Warren Averett has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence.

Based on its review and discussions with management and our independent auditors, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2020, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company:

Alan P. Timmins, Chair

Jordan G. Naydenov

August 13, 2020

OTHER MATTERS

Management is not aware of any matters to be brought before the Annual Meeting other than those discussed above. In accordance with our bylaws and SEC rules and regulations, stockholders had until 5:30 p.m., Pacific Time, on June 14, 2020 to submit stockholder proposals and request proxy access with respect to any other business to be considered at the Annual Meeting.

If any other business properly comes before the Annual Meeting, the persons named in the accompanying form of proxy will vote or refrain from voting on the matter pursuant to the discretionary authority given in the proxy, and in accordance with applicable laws and SEC rules and regulations.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Communications by stockholders to the Board should be submitted in writing to the Board of Directors, c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660. Communications to individual directors or committees should be sent to the attention of the intended recipient. Communications will be forwarded to the chair of the Audit Committee, who will be primarily responsible for monitoring communications to the Board (or its members or committees) and for forwarding communications as he or she deems appropriate. Communications will not be forwarded if they do not appear to be within the scope of the Board’s (or such other intended recipient’s) responsibilities or are otherwise inappropriate or frivolous.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660, Attn.: Corporate Secretary, or by phone at (360) 980-8524. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of the Company’s proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2021

For the 2021 Annual Meeting of stockholders, pursuant to our Bylaws, a proposal to take action at the meeting may be made by any stockholder of record who is entitled to vote at the meeting and who delivers timely written notice. To be considered timely, the notice must be received between June 2, 2021 and July 2, 2021, inclusive; provided that, if the 2021 Annual Meeting is not first convened between August 31, 2021 and November 29, 2021, inclusive, then the notice must be delivered prior to the later of (x) the ninetieth day prior to the meeting date or (y) the tenth day following the first public announcement of the meeting date.

In order to be eligible for inclusion in our proxy materials for the 2020 Annual Meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, any stockholder proposal to take action at such meeting must be received by May 4, 2021. Any such proposal should comply with the SEC’s rules governing stockholder proposals submitted for inclusion in proxy materials. In addition, if we receive notice of a stockholder proposal after July 18, 2021, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposal.

Any proposals to take action at the 2021 Annual Meeting of stockholders should be addressed to: Corporate Secretary, CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Company. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet and in person.

The expenses of preparing, printing and distributing this Proxy Statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by the Company.

Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of Common Stock for whom they hold shares, and the Company will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

We have also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors LLC will receive a fee of $8,000, plus approved and reasonable out of pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Alliance Advisors LLC against certain claims.

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(833) 814-9456

September 1, 2020	CYTODYN INC.

Appendix A

CYTODYN INC.

AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN

i

ii

iii

CYTODYN INC.

2012 EQUITY INCENTIVE PLAN

(as proposed to be amended and restated)

ARTICLE 1

ESTABLISHMENT AND PURPOSE

1.1 Establishment. CytoDyn Inc., a Delaware corporation (the “Corporation”), has established an incentive compensation plan known as the CytoDyn Inc. 2012 Equity Incentive Plan (the “Plan”). The original version of this Plan initially became effective upon its approval by the stockholders of the Corporation on December 12, 2012 (the “Initial Effective Date”), and was subsequently amended by the stockholders of the Corporation on February 27, 2015, March 18, 2016, August 24, 2017, and May 22, 2019 and by the Board on June 16, 2020, pursuant to Article 12, and on August 14, 2020 was restated by the Board to incorporate the prior amendments to the Plan. This amended and restated Plan has been approved by the Board and shall become effective upon approval by the stockholders of the Company (the “Effective Date”) and shall remain in effect as provided in Section 4.1.

1.2 Purpose. The purpose of the Plan is to promote and advance the interests of the Corporation and its stockholders by enabling the Corporation to attract, retain, and reward employees, directors, and outside consultants of the Corporation and its subsidiaries. It is also intended to strengthen the mutuality of interests between such employees, directors, and consultants and the Corporation’s stockholders. The Plan is designed to serve these purposes by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of the Corporation.

ARTICLE 2

DEFINITIONS

2.1 Defined Terms. For purposes of the Plan, the following terms have the meanings set forth below:

“Affiliate” means any parent corporation or subsidiary corporation of the Corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

“Award” means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Awards, or Other Stock-Based Awards pursuant to the Plan.

“Award Agreement” means an agreement as described in Section 5.4.

“Board” means the Board of Directors of the Corporation.

“Change in Control” means:

(i) Any one person or entity, or more than one person or entity acting as a group (as defined in Treasury Regulation Section 1.409A-3), acquires ownership of stock of the Corporation that,

2012 Equity Incentive Plan (amended and restated)

1

together with stock previously held by the acquiror, constitutes more than fifty (50%) percent of the total fair market value or total voting power of the Corporation’s stock. If any one person or entity, or more than one person or entity acting as a group, is considered to own more than fifty (50%) percent of the total fair market value or total voting power of the Corporation’s stock, the acquisition of additional stock by the same person or entity or persons or entities acting as a group does not cause a Change in Control. An increase in the percentage of stock owned by any one person or entity, or persons or entities acting as a group, as a result of a transaction in which the Corporation acquires its stock in exchange for property, is treated as an acquisition of stock; or (ii) A majority of the members of the Corporation’s board of directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of appointment or election; or (iii) Any one person or entity, or more than one person or entity acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by that person or entity or persons or entities acting as a group) assets from the Corporation that have a total gross fair market value equal to at least forty (40%) percent of the total gross fair market value of all the Corporation’s assets immediately prior to the acquisition or acquisitions. Gross fair market value means the value of the Corporation’s assets, or the value of the assets being disposed of, without regard to any liabilities associated with these assets.

In determining whether a Change in Control occurs, the attribution rules of Code Section 318 apply to determine stock ownership. The stock underlying a vested option is treated as owned by the individual who holds the vested option, and the stock underlying an unvested option is not treated as owned by the individual who holds the unvested option.

“Change in Control Date” means the date a Change in Control actually occurs.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute, together with rules, regulations, and interpretations promulgated thereunder.

“Committee” means the committee appointed by the Board, if any, to administer the Plan as provided in Article 3 of the Plan. If no separate committee has been appointed to administer the Plan, the term “Committee” will refer to the full Board as administrator of the Plan.

“Common Stock” means the common stock of the Corporation.

“Consultant” means any consultant or adviser to the Corporation or an Affiliate selected by the Committee, who is not an employee of the Corporation or an Affiliate.

“Continuing Restriction” means a Restriction contained in Sections 5.5(d), 5.5(g), 13.4, 13.5, 13.7 and 13.8 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

“Continuous Service” means that the Participant’s service with the Corporation, or an Affiliate whether as an Employee, Non-Employee Director or Consultant, is not interrupted or terminated. The Committee may in its sole discretion determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Corporation, including sick leave, maternity leave, military leave or any other personal leave, or (ii) a change in the capacity in which the Participant renders services to the Corporation or an Affiliate.

2012 Equity Incentive Plan (amended and restated)

2

“Corporation” means CytoDyn Inc., a Delaware corporation, or any successor corporation.

“Disability” means the condition of being “disabled” within the meaning of Section 22(e)(3) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute, together with rules and interpretations promulgated thereunder.

“Fair Market Value” means, on any given day, the fair market value per share of the Common Stock determined as follows:

(a) If the Common Stock is traded on an established securities exchange, including without limitation The Nasdaq Stock Market or any successor market thereto, the closing sale price of Common Stock as reported for such day by the principal exchange on which the Common Stock is traded (as determined by the Committee) or, if Common Stock was not traded on such day, on the next preceding day on which the Common Stock was traded;

(b) If trading activity in the Common Stock is reported on an established over-the-counter market, including without limitation the OTC Markets or any successor market thereto, the closing sale price of Common Stock as reported for such day by the principal market on which the Common Stock is traded (as determined by the Committee) or, if Common Stock was not traded on such day, on the next preceding day on which the Common Stock was traded;

(c) If there is no market for the Common Stock or if trading activities for the Common Stock are not reported in one of the manners described above, the Fair Market Value will be as determined by the Committee, including valuation by an independent appraisal that satisfies the requirements of Code Section 401(a)(28)(C) as of a date that is no more than twelve (12) months before the date of the transaction for which the appraisal is used (e.g., the date of grant of an Award) or such other reasonable valuation method acceptable under Treasury Regulation Section 1.409A-1(b)(5)(iv).

“Incentive Stock Option” or “ISO” means any Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not an employee of the Corporation or any Affiliate.

“Nonqualified Option” or “NQO” means any Option granted pursuant to the Plan that is not an Incentive Stock Option.

“Option” means an ISO or an NQO.

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“Other Stock-Based Award” means an Award as defined in Section 9.1.

“Participant” means an employee of the Corporation or an Affiliate, a Consultant or a Non-Employee Board Director who is granted an Award under the Plan.

“Plan” means this CytoDyn Inc. Amended and Restated 2012 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

“Reporting Person” means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Restricted Award” means a Restricted Share or a Restricted Unit granted pursuant to Article 8 of the Plan.

“Restricted Share” means an Award described in Section 8.1(a) of the Plan.

“Restricted Unit” means an Award of units representing Shares described in Section 8.1(b) of the Plan.

“Restriction” means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture or required sale, of an Award or Shares, cash, or other property payable pursuant to an Award.

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Article 7 of the Plan.

“Vest,” “Vesting,” or “Vested” means:

(a) In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

(b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

(c) In the case of an Award that is required to be earned by attaining specified performance goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

(d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

2.2 Gender and Number. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan also includes the opposite gender; and the definition of any term in Section 2.1 in the singular also includes the plural, and vice versa.

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ARTICLE 3

ADMINISTRATION

3.1 Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section  3.2. The body administering the plan from time to time is referred to herein as the “Committee.”

3.2 Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to further delegate administrative powers, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan.

3.3 Authority of the Committee. The Committee has full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board in the event of delegation to a board committee) to administer the Plan in its sole discretion, including the authority to:

(a) Construe and interpret the Plan and any Award Agreement;

(b) Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

(c) Select the employees, Non-Employee Directors, and Consultants who will be granted Awards;

(d) Determine the number and types of Awards to be granted to each Participant;

(e) Determine the number of Shares, or Share equivalents, to be subject to each Award;

(f) Determine the Fair Market Value of Shares if no public market exists for such Shares;

(g) Determine the option price, purchase price, base price, or similar feature for any Award

(h) Accelerate Vesting of Awards and waive any Restrictions; and (i) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

3.4 Action by the Committee. A majority of the members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by all of the members of the Committee, will be the valid acts of the Committee.

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3.5 Further Delegation. Notwithstanding the foregoing, the Committee may delegate to one or more officers of the Corporation the authority to determine the recipients, types, amounts, and terms of Awards granted to Participants who are not Reporting Persons.

ARTICLE 4

DURATION; SHARES SUBJECT TO THE PLAN; ELIGIBILITY

4.1 Duration of the Plan. The Plan is effective as of the Effective Date. The Plan will terminate ten years after the Effective Date or, if earlier, when Awards have been granted covering all available Shares or the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

4.2 Prior Plans. The Plan is separate from the CytoDyn Inc. 2004 Stock Incentive Plan (the “Prior Plan”). The adoption of the Plan neither affects nor is affected by the continued existence of the Prior Plan except that no further Awards will be granted under the Prior Plan after the Effective Date.

4.3 Shares Subject to the Plan. The Shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. Subject to adjustment pursuant to Article 11, the number of Shares authorized and available for Awards under this Plan will initially be 50,000,000 shares of Common Stock (the “Share Reserve”). In addition, the Share Reserve will automatically increase on June 1 of each calendar year, for the period beginning on June 1, 2021 and ending on (and including) June 1, 2029 (each, an “Evergreen Date”) in an amount equal to one percent (1%) of the total number of shares of Common Stock outstanding on May 31st immediately preceding the applicable Evergreen Date (the “Evergreen Increase”). Notwithstanding the foregoing, the Board may act prior to the Evergreen Date of a given year to provide that there will be no Evergreen Increase for such year, or that the Evergreen Increase for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

4.4 Reversion of Shares to the Plan Shares covered by an Award shall be counted as used only to the extent they are actually issued. Any Shares related to Awards under this Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares or are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, will again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on an Award or as consideration for the exercise or purchase price of an Award and any shares not issued or delivered as a result of a “net exercise” of a stock option will not become available for re-issuance under the Plan.

4.5 Incentive Stock Option Limit. Subject to the provisions of Article 11, and notwithstanding any other provision of this Section 4, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 50,000,000 shares of Common Stock.

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4.6 Limitation on Compensation of Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under this Plan or otherwise during any one year to any Non-Employee Director, will not exceed U.S. $600,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes).

4.7 Reservation of Shares. The Corporation, during the term of the Plan and outstanding Awards, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

4.8 Eligibility. Employees of the Corporation and any Affiliate (including employees who may also be directors of the Corporation or an Affiliate), Consultants, and Non-Employee Directors are eligible to receive Awards under the Plan.

ARTICLE 5

AWARDS

5.1 Types of Awards. The types of Awards that may be granted under the Plan are:

(a) Options governed by Article 6 of the Plan;

(b) Stock Appreciation Rights governed by Article 7 of the Plan;

(c) Restricted Awards governed by Article 8 of the Plan; and

(d) Other Stock-Based Awards or combination awards governed by Article 9 of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

5.2 General. Subject to the limitations of the Plan, the Committee may cause the Corporation to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan.

5.3 Nonuniform Determinations. The Committee’s determinations under the Plan or under one or more Award Agreements, including, without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

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5.4 Award Agreements. Each Award will be evidenced by a written agreement (an “Award Agreement”) between the Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

5.5 Provisions Governing All Awards. All Awards are subject to the following provisions:

(a) Alternative Awards. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award will automatically cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.

(b) Rights as Stockholders. No Participant will have any rights of a stockholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

(c) Employment Rights. Neither the adoption of the Plan nor the granting of any Award confers on any person the right to continued employment with the Corporation or any Affiliate or the right to remain as a director of or a Consultant to the Corporation or any Affiliate, as the case may be, nor does it interfere in any way with the right of the Corporation or an Affiliate to terminate such person’s employment or to remove such person as a Consultant or as a director at any time for any reason, with or without cause.

(d) Restriction on Transfer. Unless otherwise expressly provided in an individual Award Agreement, each Award (other than Restricted Shares after they Vest) will not be transferable other than by will or the laws of descent and distribution and will be exercisable (if exercise is required), during the lifetime of the Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, any Award may be surrendered to the Corporation pursuant to Section 5.5(h) in connection with the payment of the purchase or option price of another Award or the payment of the Participant’s federal, state, or local tax withholding obligation with respect to the exercise or payment of another Award.

(e) Termination of Employment. The terms and conditions under which an Award may be exercised, if at all, after a Participant’s termination of employment or service as a Non-Employee Board Director or Consultant will be determined by the Committee and specified in the applicable Award Agreement.

(f) Change in Control. In connection with a Change in Control, the Committee, in its sole discretion, may, unless otherwise provided in an Award Agreement:

(i) Provide that, upon the occurrence of a Change in Control Date, each outstanding Award will become immediately Vested to the full extent not previously Vested. Any such acceleration of Award Vesting must comply with applicable regulatory requirements and any Participant will be entitled to decline the accelerated Vesting of all or any portion of his or her Award, if he or she determines that such acceleration may result in adverse tax consequences to him or her; and

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(ii) In the event the Board approves a proposal that will result in a Change in Control or a Change in Control Date occurs (each, a “Transaction”), the Committee may, in its sole discretion, and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Awards under the Plan:

(A) The Committee may provide that outstanding Awards will be converted into or replaced by Awards of a similar type in the stock of the surviving or acquiring corporation in the Transaction. The amount and type of securities subject to and the exercise price (if applicable) of the replacement or converted Awards will be determined by the Committee based on the exchange ratio, if any, used in determining shares of the surviving corporation to be issued to holders of Shares of the Corporation. If there is no exchange ratio in the Transaction, the Committee will, in making its determination, take into account the relative values of the companies involved in the Transaction and such other factors as the Committee deems relevant; provided in all cases such replacement or converted Awards will not be treated as the issuance of a new award under Treas. Reg. Sec. 1.409A-1(b)(5)(v) or Treas. Reg. Sec. 1.424-1(e). Such replacement or converted Awards will continue to Vest over the period (and at the same rate) as the Awards which the replacement or converted Awards replaced, unless determined otherwise by the Committee; or

(B) The Committee may provide a 10-day period prior to the consummation of the Transaction during which all outstanding Awards will tentatively become fully Vested, and upon consummation of such Transaction, all outstanding and unexercised Awards will immediately terminate. If the Committee elects to provide such 10-day period for the exercise of Awards, the Committee must provide written notice (a “Proposal Notice”) to all Participants at least 15 days prior to the commencement of such 10-day period and must so state its intention to terminate all unexercised Awards. Participants, by written notice to the Corporation, may exercise their Awards and, in so exercising the Awards, may condition such exercise upon, and provide that such exercise will become effective immediately prior to, the consummation of the Transaction, in which event Participants need not make payment for any Common Stock to be purchased upon exercise of an Award until five days after written notice by the Corporation to the Participants that the Transaction has been consummated. If the Transaction is consummated, each Award, to the extent not previously exercised prior to the consummation of the Transaction, will terminate and cease being exercisable as of the effective date of such Transaction. If the Transaction is abandoned, (1) all outstanding Awards not exercised will continue to be Vested and exercisable, to the extent such Awards were Vested and exercisable prior to the date of a Proposal Notice, and (2) to the extent that any Awards not exercised prior to such abandonment have become Vested and exercisable solely by operation of this Section 5.5(f)(ii), such Vesting and exercisability will be deemed annulled, and the Vesting and exercisability provisions otherwise in effect will be reinstituted, as of the date of such abandonment; or

(C) The Committee may provide that outstanding Awards that are not fully Vested will become fully Vested subject to the Corporation’s right to pay each Participant a cash amount (determined by the Committee and based on the amount, if any, being received by the Corporation’s stockholders in the Transaction) in exchange for cancellation of the applicable Award.

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Unless the Committee specifically provides otherwise in a Change in Control provision for a specific Award Agreement, Awards will become Vested as of a Change in Control Date only if, or to the extent, such acceleration in the Vesting of the Awards does not result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code. The Committee, in its discretion, may include specific Change in Control provisions in some Award Agreements and not in others, may include different Change in Control provisions in different Award Agreements, and may include Change in Control provisions for some Awards or some Participants and not for others.

(g) Conditioning or Accelerated Benefits. The Committee, in its discretion, may include in any Award Agreement a provision conditioning or accelerating the Vesting of an Award or the receipt of benefits pursuant to an Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including without limitation, a Change in Control of the Corporation (subject to the foregoing), a sale of all or substantially all of the property and assets of Corporation, or an event of the type described in Article 11 of this Plan.

(h) Payment of Purchase Price and Withholding. The Committee, in its discretion, may include in any Award Agreement a provision permitting the Participant to pay the purchase or option price, if any, for Shares or other property issuable pursuant to the Award, in whole or in part by any one or more of the following methods; provided, however, that the availability of any one or more methods of payment may be suspended from time to time if the Committee determines that the use of such payment method would result in adverse financial accounting treatment for the Corporation or a violation of laws or regulations applicable to the Corporation:

(i) By delivering cash or a check;

(ii) By delivering previously owned Shares (including vested Restricted Shares);

(iii) By reducing the number of Shares or other property otherwise Vested and issuable pursuant to the Award;

(iv) Unless specifically prohibited by any applicable statute or rule, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002, by delivering to the Corporation a promissory note on such terms and over such period as the Committee may determine;

(v) In the event Shares are publicly traded, by delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee (subject to the provisions of the Sarbanes-Oxley Act of 2002 and any other applicable statute or rule); or

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(vi) In any combination of the foregoing or in any other form approved by the Committee.

If Restricted Shares are surrendered in full or partial payment of the purchase or option price of Shares issuable under an Award, a corresponding number of the Shares issued upon exercise of the Award will be Restricted Shares subject to the same Restrictions as the surrendered Restricted Shares. Shares withheld or surrendered as described above will be valued based on their Fair Market Value on the date of the transaction. Any Shares withheld or surrendered with respect to a Reporting Person will be subject to such additional conditions and limitations as the Committee may impose to comply with the requirements of the Exchange Act.

(i) Service Periods. At the time of granting an Award, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

ARTICLE 6

OPTIONS

6.1 Types of Options. Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQO. In the event the Code is amended to provide for tax-favored forms of stock options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of options. ISOs may not be awarded unless the Plan is approved by stockholders within 12 months of adoption of the Plan.

6.2 General. All Options will be subject to the terms and conditions set forth in Article 5 and this Article 6 and Award Agreements governing Options may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

6.3 Option Price. Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which may not be less than 100 percent of the Fair Market Value of a Share on the date of grant for all Options; provided, however, that such price will not be less than 110 percent of the Fair Market Value of a Share on the date of grant if at the time an ISO is granted, the Participant owns, directly or indirectly, more than 10 percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate.

6.4 Option Term. The Award Agreement for each Option will specify the term of each Option, which may be unlimited or may have a specified period during which the Option may be exercised, as determined by the Committee, provided, however, that no ISO may be exercisable after the expiration of 10 years from the date such ISO is granted or 5 years from the date of grant in the case of an ISO granted to a Participant who, at the time an ISO is granted, owns, directly or indirectly, more than 10 percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate.

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6.5 Time of Exercise. The Award Agreement for each Option will specify, as determined by the Committee:

(a) The time or times when the Option becomes exercisable and whether the Option becomes exercisable in full or in graduated amounts based on: (i) continuation of employment over a period specified in the Award Agreement, (ii) satisfaction of performance goals or criteria specified in the Award Agreement, or (iii) a combination of continuation of employment and satisfaction of performance goals or criteria; and

(b) Such other terms, conditions, and restrictions as to when the Option may be exercised as determined by the Committee.

(c) The extent, if any, to which the Option will remain exercisable after the Participant ceases to be an employee, Consultant, or director of Corporation or an Affiliate.

An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the time when an Option becomes exercisable may be accelerated or otherwise modified (i) in the event of the death, Disability, or retirement of the Participant or (ii) upon the occurrence of a Change in Control. The Committee may, at any time in its discretion, accelerate the time when all or any portion of an outstanding Option becomes exercisable.

6.6 Special Rules for Incentive Stock Options. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement will conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such ISO is granted. ISOs may be granted only to employees of the Corporation or an Affiliate. ISOs may not be granted under the Plan after ten years following the Effective Date, unless the ten-year limitation of Section 422(b)(2) of the Code is removed or extended.

6.7 Restricted Shares. In the discretion of the Committee, the Shares issuable upon exercise of an Option may be Restricted Shares if so provided in the Award Agreement for the Option.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 General. Stock Appreciation Rights are subject to the terms and conditions set forth in Article 5 and this Article 7 and Award Agreements governing Stock Appreciation Rights may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee deems desirable.

7.2 Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or, if the Committee determines at the time of grant, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR is being exercised. The base price will be designated by the Committee in the Award Agreement for the SAR and may be the Fair Market Value of a Share on the grant date of the SAR or such other higher price as the Committee determines. The base price may not be less than the Fair Market Value of a Share on the grant date of the SAR.

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7.3 Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions.

7.4 Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in Shares, in other property, or in any combination of the foregoing, or in any other form as the Committee may determine.

ARTICLE 8

RESTRICTED AWARDS

8.1 Types of Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Shares or Restricted Units.

(a) Restricted Shares. A Restricted Share is an Award of Shares to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, a requirement that the Participant forfeit such Restricted Shares back to the Corporation upon termination of Participant’s employment (or service as a Non-Employee Board Director or Consultant) for specified reasons within a specified period of time or upon other conditions, including failure to achieve performance goals, as set forth in the Award Agreement for such Restricted Shares. Each Participant receiving a Restricted Share will be issued a stock certificate in respect of such Shares, registered in the name of such Participant, and will execute a stock power in blank with respect to the Shares evidenced by such certificate. The certificate evidencing such Restricted Shares and the stock power will be held in custody by the Corporation until the Restrictions have lapsed.

(b) Restricted Units. A Restricted Unit is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, and may include a requirement that the Participant forfeit such Restricted Units upon termination of Participant’s employment (or service as a Non-Employee Board Director or Consultant) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Units. The Committee will set the terms and conditions of the Award Agreement so that the Restricted Unit Award will comply with or be exempt from Code Section  409A.

8.2 General. Restricted Awards are subject to the terms and conditions of Article 5 and this Article 8 and Award Agreements governing Restricted Awards may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

8.3 Restriction Period. Award Agreements for Restricted Awards will provide that Restricted Awards, and the Shares subject to Restricted Awards, may not be transferred, and may provide

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that, in order for a Participant to Vest in such Restricted Awards, the Participant must remain in the employment (or remain as a Non-Employee Board Director or Consultant) of the Corporation or its Affiliates, subject to relief for reasons specified in the Award Agreement, for a period commencing on the grant date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award (the “Restriction Period”). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under or governed by a Restricted Award grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. In addition, the Committee, in its discretion, may condition Vesting of Restricted Awards on continued employment (or service as a Non-Employee Board Director or Consultant) or attainment of performance goals, or both.

8.4 Forfeiture. If a Participant ceases to be an employee (or Consultant or Non-Employee Director) of the Corporation or an Affiliate during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement, the Award Agreement may require that all non-Vested Restricted Awards previously granted to the Participant be forfeited and returned to the Corporation.

8.5 Settlement of Restricted Awards.

(a) Restricted Shares. Upon Vesting of a Restricted Share Award, the restrictive stock legend on certificates for such Shares covering applicable Restrictions will be removed, the Participant’s stock power will be returned, and the Shares will no longer be Restricted Shares.

(b) Restricted Units. Upon Vesting of a Restricted Unit Award, a Participant is entitled to receive payment for Restricted Units in an amount equal to the aggregate Fair Market Value of the Shares covered by such Restricted Units at the expiration of the Applicable Restriction Period. Unless otherwise provided in an Award Agreement, payment in settlement of a Restricted Unit will be made as soon as practicable following the conclusion of the applicable Restriction Period in cash, in installments, in Restricted Shares or unrestricted Shares equal to the number of Restricted Units or in any other manner or combination as the Committee, in its sole discretion, determines.

8.6 Rights as a Stockholder. A Participant has, with respect to unforfeited Shares received under a grant of Restricted Shares, all the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any cash dividends. Stock dividends issued with respect to Restricted Shares will be treated as additional Shares covered by the grant of Restricted Shares and will be subject to the same Restrictions. A Participant will have no rights as a stockholder with respect to a Restricted Unit Award until Shares are issued to the Participant in settlement of the Award.

ARTICLE 9

OTHER STOCK-BASED AND COMBINATION AWARDS

9.1 Other Stock-Based Awards. The Committee may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by

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Share equivalent units, including Awards valued using measures other than the market value of Shares. Other Stock-Based Awards are not restricted to any specific form or structure and may include, without limitation, Share purchase warrants, other rights to acquire Shares, and securities convertible into or redeemable for Shares. Such Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

9.2 Combination Awards. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of the Corporation, including the plan of any acquired entity. No action authorized by this section will reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant’s consent.

ARTICLE 10

DIVIDEND EQUIVALENTS

Any Awards, other than Options or Stock Appreciation Rights, may, at the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the Shares covered by such Award, had such covered Shares been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

ARTICLE 11

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

11.1 Plan Does Not Restrict the Corporation. The existence of the Plan and the Awards granted under the Plan will not affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in the Corporation’s capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Corporation’s capital stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

11.2 Mandatory Adjustment. In the event of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, or other distribution of the Corporation’s securities without the receipt of consideration by the Corporation, of or on the Common Stock, the Committee shall make proportionate adjustments or substitution to the aggregate number and type of Shares for which Awards may be granted under the Plan, the maximum number and type of Shares which may be sold or awarded to any Participant, the number and type of Shares covered by each outstanding Award, and the base price or purchase price per Share in respect of outstanding Awards.

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11.3 Adjustments by the Committee. In the event of any change in capitalization affecting the Common Stock of the Corporation not described in Section 11.2 above, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the base price or purchase price per Share in respect of outstanding Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of, any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of the Corporation assets to stockholders.

ARTICLE 12

AMENDMENT AND TERMINATION

The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided that no amendment may be made without stockholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange or registered securities association.

ARTICLE 13

MISCELLANEOUS

13.1 Tax Withholding. The Corporation has the right to deduct from any settlement of any Award under the Plan, including the delivery or Vesting of Shares or Awards, any federal, state, or local taxes of any kind the Corporation reasonably determines is required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan has the obligation to make arrangements satisfactory to the Corporation for the satisfaction of any such tax withholding obligations. The Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

13.2 Unfunded Plan. The Plan will be unfunded and the Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Corporation to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Corporation will be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

13.3 Fractional Shares. No fractional Shares of Common Stock will be issued or delivered under the Plan or any Option, Options granted under the Plan will not be exercisable with respect to fractional Shares. In lieu of such fractional Shares, the Corporation will pay an amount in cash equal to the same fraction using the current market value of a Share of Common Stock.

13.4 Annulment of Awards. Any Award Agreement may provide that the grant of an Award payable in cash is revocable until cash is paid in settlement thereof or that grant of an Award

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payable in Shares is revocable until the Participant becomes entitled to the certificate in settlement thereof. In the event Participant’s employment (or services as a Non-Employee Director or Consultant) terminates for cause (as defined below), any Award which is revocable will be annulled as of the date of such termination for cause. For the purpose of this Section 13.4, the term “for cause” has the meaning set forth in the Participant’s employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of the Corporation or for other performance or conduct which is materially detrimental to the best interests of the Corporation, as determined by the Committee.

13.5 Engaging in Competition With the Corporation. Any Award Agreement may provide that, if a Participant terminates employment (or service as a Non-Employee Board Director or Consultant) with the Corporation or an Affiliate for any reason whatsoever, and within a period of time (as specified in the Award Agreement) after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) the Corporation, the Committee, in its sole discretion, may require such Participant to return to the Corporation the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is one year prior to the date of such Participant’s termination of employment (or service as a Non-Employee Board Director or Consultant) with the Corporation.

13.6 Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan are not to be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and will not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Corporation or an Affiliate unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Corporation or Affiliate plans, arrangements, or programs. The Plan notwithstanding, the Corporation or any Affiliate may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees and directors for their service with the Corporation and its Affiliates.

13.7 Securities Law Restrictions. No Shares may be issued under the Plan unless counsel for the Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or registered securities association upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.8 Continuing Restriction Agreement. Each Participant will, if requested by the Corporation and as a condition to issuance of Shares under the Plan upon an Award or exercise of an Award

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granted under the Plan that results in the issuance of Shares, become a party to and be bound by a stock restriction or other agreement with the Corporation containing restrictions on transfer of Shares, including a right of first refusal for the benefit of the Corporation, a market stand-off provision, and such other terms as the Corporation may reasonably require.

13.9 Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Delaware, without regard to principles of conflict of laws.

13.10 Section 409A. It is intended that all Awards issued under the Plan be in a form and administered in a manner that will comply with the requirement of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreements and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Section 409A of the Code: (a) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code; (b) if any amount is payable under such Award upon a disability, a disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Section 409A of the Code; (c) if any amount is payable under such Award on account of the occurrence of a Change in Control, a Change in Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” as such terms are defined for purposes of Section 409A of the Code; (d) if any amount becomes payable under such Award on account of a Participant’s “separation from service” within the meaning of Section 409A of the Code at such time as the Participant is a “specified employee” within the meaning of Section 409A of the Code, then no payment will be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the date of the Participant’s “separation from service” within the meaning of Section 409A of the Code or (ii) the Participant’s death; and (e) no amendment to or payment under such Award will be made except and only to the extent permitted under Section 409A of the Code. With respect to an Award that is exempt from the requirements of Code Section 409A as a short term deferral under Treas. Reg. Sec. 1.409A-1(b)(4) or by reason of the separation pay exception under Treas. Reg. Sec. 1.409A-1(b)(9), if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.

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000004 ENDORSEMENT LINE SACKPACKMR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.Online Go to www.investorvote.com/CYDY or scan the QR code — login details are located in the shaded bar below.Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CYDY Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of Directors: 01 - Scott A. Kelly, M.D. 02 - Nadar Z. Pourhassan, Ph.D. 03 - Alan P. Timmins 04 - Jordan G. Naydenov 05 - Samir R. Patel, M.D. Mark here to vote Mark here to WITHHOLD For All EXCEPT - To withhold authority to vote for any nominee(s), FOR all nominees vote from all nominees write the name(s) of such nominee(s) below. For Against Abstain For Against Abstain 2. Approval of the CytoDyn Inc. Amended and Restated 2012 3. Ratification of the selection of Warren Averett, LLC as the Equity Incentive Plan Company’s independent registered public accounting firm for the fiscal year ending May 31, 2021 4. A non-binding advisory vote to approve executive compensation B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 472054 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03BA5B

The 2020 Annual Meeting of Stockholders of CytoDyn Inc. will be held on Wednesday, September 30, 2020, 9:30 a.m., Pacific Time, virtually via the internet at http://www.meetingcenter.io/251330521. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — CYDY2020. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CYDY IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - CYTODYN INC. 2020 ANNUAL MEETING OF STOCKHOLDERS This proxy is solicited on behalf of the Board of Directors of CytoDyn Inc. The undersigned hereby appoints Scott A. Kelly, M.D. and Nader Z. Pourhassan, Ph.D. as proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of the common stock of CytoDyn Inc. held of record by the undersigned at the close of business on August 14, 2020, at the Annual Meeting of Stockholders to be held on September 30, 2020, at 9:30 a.m., Pacific Time, or any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the meeting. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is provided, the proxies named above will vote FOR the election of all nominees for director and FOR Proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. The undersigned acknowledges receipt of the 2020 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for the meeting. Please date and sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. (Items to be voted appear on reverse side) C Non-Voting ItemsChange of Address — Please print new address below. Comments — Please print your comments below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of Directors: 01 - Scott A. Kelly, M.D. 02 - Nadar Z. Pourhassan, Ph.D. 03 - Alan P. Timmins 04 - Jordan G. Naydenov 05 - Samir R. Patel, M.D. Mark here to vote Mark here to WITHHOLD For All EXCEPT - To withhold authority to vote for any nominee(s), FOR all nominees vote from all nominees write the name(s) of such nominee(s) below. 2. Approval of the CytoDyn Inc. Amended and Restated 2012 Equity Incentive Plan 4. A non-binding advisory vote to approve executive compensation For Against Abstain 3. Ratification of the selection of Warren Averett, LLC as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2021 For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 472054 03BA6A

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - CYTODYN INC. 2020 ANNUAL MEETING OF STOCKHOLDERS This proxy is solicited on behalf of the Board of Directors of CytoDyn Inc. The undersigned hereby appoints Scott A. Kelly, M.D. and Nader Z. Pourhassan, Ph.D. as proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of the common stock of CytoDyn Inc. held of record by the undersigned at the close of business on August 14, 2020, at the Annual Meeting of Stockholders to be held on September 30, 2020, at 9:30 a.m., Pacific Time, or any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the meeting. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is provided, the proxies named above will vote FOR the election of all nominees for director and FOR Proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. The undersigned acknowledges receipt of the 2020 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for the meeting. Please date and sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. (Items to be voted appear on reverse side)